UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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ABM Industries Incorporated
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ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176
February 5, 2016
Dear Fellow Shareholders:
You are invited to our annual meeting of shareholders, which will take place on March 9, 2016 at 10:00 a.m. Eastern Time at the Lotte New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. We hope that you will attend the meeting, but whether or not you attend, please designate the proxies on the proxy card to vote your shares.
This past year was an important year for our Company. The Board appointed a new President and Chief Executive Officer as well as a new Executive Vice President and Chief Financial Officer. With the Board’s full support and under the leadership of our CEO, the Company is embarking on a transformation initiative, which we call our 2020 Vision that is intended to drive long-term profitable growth and enhance shareholder value. We are also pleased to welcome two new Board members, Thomas M. Gartland and Lauralee E. Martin, to our Board. Most recently, Mr. Gartland served as president, North America for Avis Budget Group, Inc., a publicly traded, leading global provider of vehicle rental services. Ms. Martin is currently the chief executive officer and president of HCP, Inc., a publicly traded, fully integrated real estate investment trust.
We look forward to seeing you at the 2016 Annual Meeting of Shareholders.

Maryellen C. Herringer Chairman of the Board of Directors	Scott Salmirs President and Chief Executive Officer

ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176

2016 ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, MARCH 9, 2016
10:00 A.M. EASTERN TIME
NOTICE OF MEETING AND PROXY STATEMENT
YOUR VOTE IS IMPORTANT
ABM Industries Incorporated (“ABM,” or the “Company”) will hold its 2016 Annual Meeting of Shareholders at the Lotte New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, on Wednesday, March 9, 2016, at 10:00 a.m. Eastern Time. The items of business at the Annual Meeting are:
Item One: Election of three directors to serve three-year terms until the 2019 Annual Meeting and until their successors are duly elected and qualified. The Board recommends a vote FOR each of the nominees.
Item Two: Ratification of the selection of KPMG LLP as ABM’s independent registered public accounting firm for the current year. The Board recommends a vote FOR this proposal.
Item Three: Advisory vote to approve executive compensation. The Board recommends a vote FOR this proposal.
Item Four: A management proposal to amend the Company’s Employee Stock Purchase Plan (“ESPP”) to increase by 1,000,000 the number of shares of the Company’s common stock authorized for issuance under the ESPP, as described in the proxy materials. The Board recommends a vote FOR this proposal.
Item Five: Transact such other business as may properly come before the meeting.
If you are a shareholder of record, you may vote in any one of four ways: in person by attending the Annual Meeting, by Internet, by telephone or by mail using the enclosed proxy card. Specific voting information is included under the caption “Voting Procedures.” Only shareholders of record at the close of business on January 13, 2016 are entitled to vote. On that day 55,936,795 shares of ABM common stock were outstanding. Each share entitles the holder to one vote.
The ABM Board of Directors asks you to vote in favor of the director nominees, for the ratification of KPMG LLP as ABM’s independent registered public accounting firm, for the approval, on an advisory basis, of the compensation of our executive officers and for approval of the amended 2004 Employee Stock Purchase Plan. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about ABM from our Annual Report on Form 10-K for the fiscal year ended October 31, 2015, our 2015 Annual Report to Shareholders, and from additional documents that we have filed with the Securities and Exchange Commission that are available on ABM’s website at www.abm.com.
This Notice and Proxy Statement are dated February 5, 2016, and were first mailed, together with a proxy card, to shareholders on or about February 5, 2016.
Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, ABM Industries Incorporated, Corporate Headquarters, 551 Fifth Avenue, Suite 300, New York, New York 10176 or calling (212) 297-0200. In addition, all of our public filings, including our Annual Report on Form 10-K, can be found free of charge on the SEC’s website at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on March 9, 2016
The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and 2015 Annual Report to Shareholders and the means to vote by Internet are available at www.proxyvote.com.
Instead of receiving paper copies of future annual reports and proxy statements in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you as well as conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you can easily submit your shareholder vote online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by marking the appropriate box on your proxy card, or by selecting electronic delivery if you vote on the Internet, and following the enrollment instructions. If you are a beneficial holder, you may also have the opportunity to receive annual meeting materials electronically. Please check the information provided in the proxy materials mailed to you by your brokerage firm, bank or trustee.
You may contact ABM at (212) 297-0200 to obtain directions to the site of the Annual Meeting.

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Summary Information

PROXY STATEMENT SUMMARY This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders
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Time and Date:
10:00 a.m. Eastern Time, March 9, 2016

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Place:
Lotte New York Palace Hotel
455 Madison Avenue
New York, New York 10022

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Record Date:
January 13, 2016

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Voting:
Shareholders

Meeting Agenda
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Election of three directors

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Ratification of the selection of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2016

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Nonbinding advisory vote to approve executive compensation

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Amendment of the 2004 Employee Stock Purchase Plan

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Transaction of any other business that may properly come before the meeting

Voting Matters
Board Proposals			Board Vote Recommendation		Page Reference (for more detail)
Election of Directors			FOR EACH DIRECTOR NOMINEE		50
Ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2016			FOR		55
Advisory vote to approve executive compensation			FOR		56
Amendment of the 2004 Employee Stock Purchase Plan			FOR		57
Board Nominees The following table provides summary information about each director who is nominated for election.
Name	Age	Director Since	Occupation	Independent	Committee Assignments
Luke S. Helms	72	1995	Managing Director, Sonata Capital Group	✓	Governance, Chair Audit Compensation
Sudhakar Kesavan	61	2012	Chairman and Chief Executive Officer, ICF International	✓	Compensation, Chair
Lauralee E. Martin	65	2015	Chief Executive Officer and President, HCP, Inc.	✓	Corporate Citizenship and Communications

Voting Procedures and
Annual Meeting Attendance

VOTING PROCEDURES AND ANNUAL MEETING ATTENDANCE
Who may vote and how many votes do I have?
Shareholders of record at the close of business on the record date, January 13, 2016, may vote. On that date, there were 55,936,795 outstanding shares of ABM common stock. All of the shares of ABM’s common stock are entitled to vote at the meeting. Shareholders of record will have one vote for each share they hold.
How many votes must be present to hold the annual meeting?
A majority of the votes that may be cast (at least 27,968,398 votes), present in person or represented by proxy, is needed to hold the 2016 Annual Meeting. If you properly vote on any proposal, your shares will be included in the number of shares to establish a quorum for the annual meeting. Shares represented by proxy cards marked “abstain” or returned without voting instructions will be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied. In addition, if you hold shares through a bank or brokerage account, your shares will be counted as present for the purpose of determining whether the quorum for the annual meeting is satisfied, even if you do not provide voting instructions to your bank or brokerage firm. However, neither these shares nor any abstentions will count in the voting results.
We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that we have enough votes to hold the meeting. Returning your proxy card will not affect your right to revoke your proxy or to attend the 2016 Annual Meeting and vote in person.
How do I vote my shares?
You may vote at the annual meeting by proxy or in person.
If you are a “holder of record” (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote by telephone, on the Internet or by attending the meeting and voting in person. In addition, you may vote by mail using the enclosed proxy card.
If you hold your shares in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), you received this proxy statement and voting instruction card from your broker, bank or other holder of record. The voting instruction card explains which voting options are available to you. As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “nonroutine” items. In the case of a nonroutine item, your shares will be considered “broker non-votes” on that proposal. If you want to vote in person at the annual meeting, you must obtain a power of attorney or proxy from your broker, bank or other holder or record authorizing you to vote. You must bring this power of attorney or proxy to the meeting.
How do I attend the annual meeting?
All shareholders as of the record date, January 13, 2016, or their proxy holders, are welcome to attend the annual meeting. If you are voting by mail, by telephone or via the Internet, but still wish to attend the meeting, follow the instructions on your proxy card or via the Internet (www.proxyvote.com) to tell us that you plan to attend. When you arrive at the meeting, please look for the “Shareholders’ Welcome Desk,” where you will be asked for photo identification in order to receive your admittance card.
If you hold your shares in street name and you decide to attend, you must bring to the meeting a copy of your bank or brokerage statement evidencing your ownership of ABM Industries Incorporated common stock as of the record date. Please go to the “Shareholders’ Welcome Desk” and provide the bank or brokerage statement, as well as your photo identification, in order to obtain an admittance card.
What happens if the annual meeting is postponed or adjourned?
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Voting Procedures and
Annual Meeting Attendance

Can I change or revoke my proxy?
Yes, you may change your vote or revoke your proxy at any time at or before the annual meeting. If you are a holder of record, you may change your vote or revoke your proxy through any of the following means:
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by casting a new vote by telephone or the Internet prior to the annual meeting, or by properly completing and signing another proxy card with a later date and returning the proxy card prior to the annual meeting;

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giving written revocation to our Corporate Secretary prior to the annual meeting directed to the address on page 4, or at the meeting; or

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voting in person at the annual meeting.

What if I do not indicate my vote for one or more of the matters on my proxy card?
If you are a registered shareholder and you return a proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations for proposals described in this proxy statement.
What if I do not return a proxy card or vote at the annual meeting?
If you are a registered shareholder and you do not return a proxy card or vote at the annual meeting, your shares will not be voted and will not count toward the quorum requirement to hold the annual meeting. Your shares that are not voted will not affect the outcome of any of the Company’s proposals.
What if my shares are held in “street name” and I do not give my bank or broker instructions on how to vote?
If your shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your shares will be counted toward the quorum requirement for the annual meeting.
The failure to instruct your bank or broker how to vote will have one of two effects on the proposals for consideration at the annual meeting, depending upon the type of proposal. For the election of directors in Proposal 1, and for Proposals 3 and 4, absent instructions from you, the bank or broker may not vote your shares at all and your shares will be considered broker non-votes, which will have no effect on the outcome of the proposal. For Proposal 2, involving ratification of our independent registered public accounting firm for 2016, the broker may vote your shares at its discretion.
Will my vote be confidential?
Yes. Your vote is confidential and will not be disclosed to our directors or employees.
Will the Company’s independent registered public accounting firm be present at the annual meeting?
Yes, representatives of KPMG LLP (KPMG) will attend the meeting. They will be available during the meeting to answer your questions, and they will have the opportunity to make a statement, if they desire to do so. The Audit Committee of our Board has approved the appointment of KPMG as our independent registered public accounting firm for our 2016 fiscal year.
Will our directors attend the annual meeting?
It is expected that all of our directors will attend our annual meeting absent a conflict. All continuing directors attended the 2015 Annual Meeting of Shareholders.
Who will be soliciting proxies on our behalf?
The Company pays the cost of preparing proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person.
Who will count the vote?
Broadridge Financial Solutions, Inc. will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

Shareholder Proposals, Director Nominations
and Communicating with Our Board

What is “householding”?
Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker.
SHAREHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND
COMMUNICATING WITH OUR BOARD
How do I submit a shareholder proposal or director nomination for consideration at the 2017 Annual Meeting?
Our 2017 Annual Meeting is currently scheduled for March 8, 2017. If you wish to submit a proposal to be included in the 2017 proxy statement, you must submit your proposal in writing so that we receive it no later than October 8, 2016. Proposals should be sent to the Corporate Secretary, Sarah H. McConnell, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.
Under our Bylaws, any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2017 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such business which must be received by the Company no earlier than November 9, 2016 and no later than December 9, 2016. Nominations for director for consideration by the Governance Committee should include the candidate’s name and qualifications for Board membership and fulfill all of the requirements set forth in the Company’s Bylaws and should be sent within the time frame specified in the Bylaws.
How do I communicate with the Board?
You may communicate with our entire Board or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176. Our Corporate Secretary will forward all communications relating to ABM’s interests, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.
In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls, e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804 or online at www.abmhotline.ethicspoint.com.
Forward-Looking Statements
This proxy statement contains forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our current expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of future performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. Information regarding risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2015 and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is made, whether as a result of new information, future events or otherwise, except as otherwise required by the federal securities laws.

Corporate Governance and Board Matters

CORPORATE GOVERNANCE AND BOARD MATTERS
Governing Documents
Our Board of Directors has adopted Corporate Governance Principles that reflect our commitment to good corporate governance and the role of governance in building long-term shareholder value. Our Corporate Governance Principles, which include our independence standards, are published on our website at http://investor.abm.com. Other information relating to our corporate governance is also available on our website at the same address, including our Code of Business Conduct (“Code of Conduct”), and the Charters of our Audit Committee, Compensation Committee, Corporate Citizenship and Communications Committee, and Governance Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.
The Board of Directors
Our Certificate of Incorporation provides that the Board of Directors shall be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as possible as the other two. Directors whose terms expire in 2016 are Luke S. Helms, Sudhakar Kesavan, Lauralee E. Martin and William W. Steele. Mr. Steele will retire at the close of the 2016 Annual Meeting of Shareholders and is not seeking re-election to the Board.
BOARD OF DIRECTORS
Maryellen C. Herringer, Chair Linda Chavez J. Philip Ferguson Anthony G. Fernandes Thomas M. Gartland Luke S. Helms	Sudhakar Kesavan Lauralee E. Martin Scott Salmirs William W. Steele Winifred Markus Webb
The Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the board of directors in light of the Company’s current business needs and future strategy. The Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Committee may recommend to the Board that the expertise of the current members should be supplemented. The Committee takes these factors into account when looking for candidates for the Board. Information relating to our current Board members, tenure, committee assignments and skills they bring to the Board is summarized in the following table. Detailed information about our Board, including nominees, can be found on pages 5 through 12 and pages 50 through 54.

Corporate Governance and Board Matters

Summary Board Information
				Committee				Qualifications
Name and Current Position
Maryellen C. Herringer Non-Executive Chairman of the Board	72	1993	YES		•			•		•	•	•	•
Linda Chavez President, Becoming American Institute	68	1997	YES		•	•	•	•		•	•	•
J. Philip Ferguson Former Vice Chairman, University of Texas Investment Management Company	70	2009	YES	•		•	•	•		•	•	•
Anthony G. Fernandes Former Chairman, Chief Executive Officer and President of Philip Services Corporation	70	2007	YES	Chair			•	•		•	•	•	•
Thomas M. Gartland Former President, North America of Avis Budget Group, Inc.	58	2015	YES	•				•		•	•	•	•
Luke S. Helms Managing Partner, Sonata Capital Group	72	1995	YES	•	•	Chair		•		•	•	•	•
Sudhakar Kesavan Chairman and Chief Executive Officer, ICF International	61	2012	YES		Chair			•	•	•	•	•	•
Lauralee E. Martin Chief Executive Officer and President, HCP, Inc.	65	2015	YES				•	•	•	•	•	•	•
Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	53	2015	NO					•	•	•	•	•	•
William W. Steele Former President and Chief Executive Officer, ABM Industries Incorporated	79	1998	YES				Chair	•	•	•	•	•
Winifred Markus Webb Chief Executive Officer, Kestrel Corporate Advisors	57	2014	YES	•				•		•	•	•	•

Corporate Governance and Board Matters

Board Leadership Structure
The Company currently has separate persons serving as its Chairman and Chief Executive Officer in recognition of the differences between the two roles. As set forth in the Company’s Bylaws, the Chief Executive Officer has general and active management over the business and affairs of the Company, subject to the control of the Board. Our Chairman is charged with presiding over all meetings of the Board and our shareholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel. Maryellen Herringer serves as Chairman of the Board, a position she has held since 2006. The Board of Directors believes that at this time, the separation of these roles is the most appropriate and effective leadership structure for the Company and its shareholders.
Director Independence
Our Corporate Governance Principles provide that a majority of our directors will be independent and that our Audit Committee, Compensation Committee and Governance Committee shall consist solely of independent directors and that the Corporate Citizenship and Communications Committee shall consist solely of nonmanagement directors. Each year, our Governance Committee reviews the independence of each of our directors under the NYSE listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.
In this context, our Governance Committee considered the retirement benefits that Mr. Steele receives from the Company that are described under “Transactions with Related Persons.” Based on its analysis and our independence standards, our Governance Committee concluded and recommended to our Board that this relationship did not impair the independence of this director, and our Governance Committee affirmatively determined and recommended to our Board, and the Board agreed, that all of our directors, other than our Chief Executive Officer, should be designated as independent.
The Board’s Role in Risk Management
Our Company is subject to a number of risks. Our most significant risks are outlined in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015. Our Board of Directors exercises oversight over the Company’s strategic, operational and financial matters, as well as compliance and legal risks. In connection with this role, the Board oversees our Company’s Enterprise Risk Management (“ERM”) process, under which it reviews our business risk framework. The ERM process is designed to strengthen our risk management capability as well as to monitor business risks. The Board, as permitted in the Company’s Bylaws and committee charters, exercises its oversight, in part, through the Audit Committee, the Compensation Committee, the Corporate Citizenship and Communications Committee, and the Governance Committee. The Audit Committee reviews and discusses guidelines and policies with respect to risk assessment and risk management. The Compensation Committee annually reviews and assesses risks, if any, arising from the Company’s compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company. The Corporate Citizenship and Communications Committee reviews and advises with respect to risks related to strategies, policies and communications targeted to various key constituencies. The Governance Committee considers risks in relationship to succession planning. The Board’s role in risk oversight has not affected its leadership structure.
Mandatory Retirement
In 2013, the Board adopted a mandatory retirement policy for non-employee directors. Under this policy, a director who attains the age of 73 during his or her current term must resign from the Board effective upon the conclusion of the annual shareholders meeting next following his or her 73rd birthday. William Steele, who was elected to the Board prior to the adoption of this policy, will continue to serve as director until the expiration of his term at the 2016 Annual Meeting of Shareholders.

Corporate Governance and Board Matters

Committees
The Board has four standing committees: Audit, Compensation, Governance, and the Corporate Citizenship and Communications Committee. Information about these committees is provided below. Each committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors. The primary responsibilities of each committee are summarized below. For more detail, see the committee charters on our website at www.abm.com.
Audit Committee
Anthony G. Fernandes, Chair J. Philip Ferguson Thomas M. Gartland Luke S. Helms Winifred Markus Webb
Key Oversight Responsibilities
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Independent auditor, including audit/nonaudit services provided

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Scope & results of the independent auditor’s audit

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Financial reporting activities & accounting standards/principles used

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Internal audit functions

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Disclosure controls and internal controls

“In 2015, our principal focus was on risks related to our insurance and safety programs.”
The Audit Committee met nine times in 2015. The Board of Directors has determined that each member of the Audit Committee is financially literate and that each qualifies as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission.

Compensation Committee
Sudhakar Kesavan, Chair Linda Chavez Luke S. Helms Maryellen C. Herringer
Key Oversight Responsibilities
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CEO compensation and evaluation

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Executive incentive compensation

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Equity plan and awards

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Review of compensation structure

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Executive employment agreements

“This year we focused on arrangements relating to management succession and continued alignment of incentive compensation with corporate strategy.”
The Compensation Committee met nine times in 2015.

Governance Committee
Luke S. Helms, Chair Linda Chavez J. Philip Ferguson
Key Oversight Responsibilities
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Director recruitment

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Corporate governance

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Board committee structure & membership

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Director compensation

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Succession planning

“CEO succession, Chairman succession, director recruitment and Board composition were key priorities in 2015.”
The Governance Committee met six times in 2015.

Corporate Governance and Board Matters

Corporate Citizenship and Communications Committee
William W. Steele, Chair Linda Chavez J. Philip Ferguson Anthony G. Fernandes Lauralee E. Martin
Key Oversight Responsibilities
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Corporate philanthropy

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Public affairs and government relations

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Crisis management planning

“Sustainability and corporate philanthropic outreach potential were areas of focus in 2015.”
The Corporate Citizenship and Communications Committee met four times in 2015.

Board and Committee Attendance in 2015
During 2015, the Board held 14 meetings. Together, the directors attended 97% of the combined total meetings of the full Board and the committees on which they served in 2015, and no director attended less than 89% of the combined total meetings of the full Board and the committees on which he or she served in 2015. Our Board meets in executive session during each regularly scheduled Board meeting and may meet in executive session during specially called meetings. Under our Corporate Governance Principles, directors are expected to dedicate the time, energy and attention necessary to discharge their duties.
Our directors attend our annual meetings of shareholders, absent a conflict or other extenuating circumstance. In 2015, all of our directors attended the annual meeting of shareholders except for Mr. Slipsager, who was stepping down as CEO and not continuing as a member of the Board following the annual meeting.
Identifying and Evaluating Nominees for Directors
Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. Candidates recommended by the Governance Committee are subject to approval by the Board. Our Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.
Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee of the Board is also responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.
In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspectives. The Governance Committee believes that this will contribute to a Board that reflects diversity, including, but not limited to, gender, ethnicity, background and experience. We do not have a policy that requires specified types of diverse backgrounds. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area or endeavor, understand the role of a public company director and can provide insights and practical wisdom based on their experience and expertise.
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as search firms and the relationships of current directors. Candidates may also come to the attention of the Governance Committee through shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year.
Our Directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director. Ordinarily, directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other companies may not serve on the boards of more than two other publicly traded companies. Other directors may not serve on the boards of more than four other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

Corporate Governance and Board Matters
Director Compensation

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal year 2015 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.
DIRECTOR COMPENSATION FOR FISCAL YEAR 2015
ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing a committee, and equity grants. The Governance Committee reviews the compensation of non-employee directors periodically and recommends changes to the Board whenever it deems appropriate. In 2014, the Governance Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”), which also serves as the Compensation Committee’s independent consultant, to review the existing non-employee director compensation program. As a result of this review, the Governance Committee recommended, and the Board approved, increasing the annual equity compensation of the Chairman of the Board to $175,000 from $90,000 and increasing the annual equity compensation for the other board members to $110,000 from $90,000, effective November 1, 2014. In addition, the annual cash retainer for the Chairman of the Board was raised to $175,000, in recognition of the responsibilities of the Chairman. Separate cash committee retainers for membership on a committee for the Chairman of the Board were eliminated. The Chairman of the Board generally attends all committee meetings.
2015 Director Compensation
Compensation Element	2015 Compensation Program
Annual Board Cash Retainer	$175,000 for Chairman of the Board; $70,000 for other non-employee directors
Annual Board Equity Retainer	$175,000 for Chairman of the Board; $110,000 for other non-employee directors
Board and Committee Attendance Fees	None
Annual Chair Fees	$15,000 for Audit Chair; $10,000 for Compensation Chair; $7,500 for Governance Chair; $5,000 for Corporate Citizenship and Communications Chair
Annual Committee Member Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	$20,000 for Audit members; $12,500 for Compensation members; $7,500 for Governance members; $5,000 for Corporate Citizenship and Communications members
From time to time, the Governance Committee may recommend to the Board that directors who invest significant time above and beyond the normal requirements of service on the Board, or a committee thereof, receive $2,000 per day for such service. The Board may also determine that it is appropriate to compensate Board members (other than the Chairman of the Board) who are not serving on a particular committee of the Board for attendance at such committee’s meetings if the Board member’s attendance has been requested by the Chair of that committee. In such cases, the Board member may receive $2,000 for each such meeting attended. The Chairman of the Board is not eligible to receive such payments. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors are granted under our shareholder-approved 2006 Equity Incentive Plan, which limits the amount of equity awards that may be granted to non-employee directors in any one calendar year.

Director Compensation

2015 Non-Employee Director Compensation Table
Name of Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Linda Chavez	95,000	116,626	10,607	222,233
J. Philip Ferguson	102,500	116,626	5,357	224,483
Anthony G. Fernandes	110,000	116,626	722	227,348
Thomas M. Gartland(4)	1,451	0	0	1,451
Luke S. Helms	117,500	116,626	5,357	239,483
Maryellen C. Herringer	172,625	181,621	4,635	358,881
Sudhakar Kesavan	92,500	116,626	3,992	213,118
Lauralee E. Martin(4)	1,209	0	0	1,209
William W. Steele	96,000	116,626	5,357	217,983
Winifred Markus Webb	80,806	128,323	0	209,129
(1)
Amount includes retainers and Board and Committee fees as well as amounts paid in connection with the performance of services beyond the normal requirements of Board service, under our policy described above. Our chief executive officer does not receive separate compensation for Board service.

(2)
The value of stock awards shown in the “Stock Awards” column is based on grant date fair value computed in accordance with FASB ASC Topic No. 718. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price of the Company’s common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last held annual meeting of shareholders receives a grant of restricted stock units (“RSUs”) prorated to the next annual meeting. During fiscal year 2015, each then-current non-employee director received a grant on January 15, 2015 and March 4, 2015. The January grant related to an adjustment to account for an increase in equity compensation, effective November 1, 2014, which was calculated by dividing $20,000 (the amount of the increase in equity compensation) by $29.10, which was the closing price of ABM common stock on January 15, 2015. For each then-current director, with the exception of Ms. Herringer, the grant for 2015 on March 4, 2015 was 3,745 RSUs, which was calculated by dividing $110,000 by $29.37, which was the closing price of ABM common stock on March 4, 2015. For Ms. Herringer, the grant on March 4, 2015 was 5,958 RSUs, which was calculated by dividing $175,000 by $29.37, which was the closing price of ABM common stock on March 4, 2015. Director RSUs vest ratably over a three-year period, except that in the case of a mandatory retirement, RSUs immediately vest upon retirement. RSUs held by each director as of October 31, 2015, were: Ms. Chavez 8,757; Mr. Ferguson 7,579; Mr. Fernandes 33,878; Mr. Helms 13,220; Ms. Herringer 25,105; Mr. Kesavan 7,579; Mr. Steele 15,074; and Ms. Webb 4,418. As of October 31, 2015, the aggregate number of stock options (relating to grants prior to 2006) held by each director was: Ms. Chavez 6,000; Mr. Helms 12,000; and Ms. Herringer 12,000.

(3)
Amounts shown represent dividend equivalents paid with respect to prior Director RSU awards that were paid to non-employee directors in fiscal year 2015. Dividend equivalents are settled in Company stock when the underlying RSUs vest. Directors who defer RSUs under the Deferred Compensation Plan for Non-Employee Directors do not receive dividend equivalents on deferred RSUs until the deferral period ends.

(4)
Mr. Gartland’s and Ms. Martin’s cash compensation was based on service relating to the last month in the Company’s 2015 fiscal year when they were appointed to the Board. Their initial equity grants were made after the end of the Company’s fiscal year.

Director Deferred Compensation Plan
Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and meeting fees (if any) until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. Any prime rate up to 6% will be considered in full, and 1/2 of any prime rate over 6% will be considered, except that the interest rate will not exceed 120% of the long-term applicable federal rate as published by the Internal Revenue Service. In addition, this plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date. Values presented in the “2015 Non-Employee Director Compensation Table” include any deferred amounts.

Certain Relationships and
Transactions with Related Persons

Other Arrangements
ABM has entered into indemnification agreements with its directors. Among other things, these agreements require ABM to indemnify its directors against certain liabilities that may arise in connection with their services as directors to the fullest extent provided by Delaware law. ABM permits non-employee directors who were members of the Board on or before October 31, 2012 to participate in ABM’s health benefit plans. Directors who elect to participate pay the entire direct costs of participation in such plans. This benefit is not available to directors who join the Board after October 31, 2012. No directors are currently participating in ABM’s health benefit plans.
Director Stock Ownership Policy
Our Corporate Governance Guidelines encourage our directors to own common stock, including unvested or deferred restricted stock units, having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. As of January 15, 2016, all directors, other than those who joined the Board in 2014 and 2015 and who have five years to meet stock ownership guidelines, are at or above stock ownership levels.
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
Our Board has adopted a written policy and procedures for review and approval or ratification of transactions involving the Company and “related persons.” Related persons are directors and executive officers and their immediate family members or shareowners owning 5% or greater of our outstanding common stock and their immediate family members.
The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the SEC’s rules, specifically, any transaction involving the Company in which:
(i)
the amount involved exceeded $120,000; and

(ii)
a related person had a direct or indirect material interest.

Under our policy, transactions with any person who falls into any of the above categories at any time during a fiscal year of the Company are subject to the Policy, even if the person has ceased to have such status during the year.
Prior to entering into a transaction, a related person must provide the details of the transaction to the General Counsel, including the relationship of the person to the Company, the dollar amount involved and whether the related person or his or her family member has or will have a direct or indirect interest in the transaction. The General Counsel notifies the Board and submits the proposed transaction to the Board for consideration. The Board then considers the transaction and makes a determination of materiality.
In September 2015, in connection with the departure from the Company of Tracy K. Price, who was then an executive officer, the Board approved a transaction involving the sale of the Company’s interest in certain proprietary software of the Company to a newly formed entity owned by Mr. Price, in exchange for a minority equity interest in the new entity. The Company also received a non-exclusive right to use and further develop this software for use with its own clients and other third parties. In connection with this transaction, an independent appraisal by an unaffiliated third-party appraiser valued Mr. Price’s interest in the newly formed entity at approximately $336,000 and valued the overall enterprise at approximately $518,000.
Mr. Steele is a current director. He retired as an officer and employee of ABM in October 2000. Pursuant to his previous employment agreement, ABM provides Mr. Steele with $150,000 in life insurance coverage for the remainder of his life and pays certain club dues for Mr. Steele, which in fiscal year 2015 amounted to $200.

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2015 — Key Executive Officer Changes
In January 2015, the Board appointed Scott Salmirs President and Chief Executive Officer (“CEO”), effective March 31, 2015, succeeding Henrik C. Slipsager, who had served as President and CEO since 2000. Mr. Salmirs had previously served as an executive vice president of the Company. In April 2015, D. Anthony Scaglione was appointed Executive Vice President and Chief Financial Officer (“CFO”), succeeding James S. Lusk, who had served in that position since 2008. Mr. Scaglione had previously served as a senior vice president of the Company. In September 2015, the Company announced that Tracy K. Price, Executive Vice President and business leader for Building & Energy Solutions, was leaving ABM to serve as chief executive officer of a newly-formed company. For additional information relating to these executive leadership changes, please see “CEO and CFO Succession and Other Management Transition” on pages 29 to 31 and “Certain Relationships and Transactions with Related Persons” on page 12.
2015 — Financial Performance
The Company experienced solid operating performance during fiscal year 2015. Year-over-year revenues increased by 5.3% to approximately $4.9 billion, with organic growth of 2.9%. Year-over-year cash flow from continuing operations increased 25.5%, and during 2015, we returned over $67 million to shareholders in the form of dividends and share repurchases. Many of our businesses had great success throughout 2015. Our Air Serv business enjoyed double-digit growth in revenue and profitability. Similarly, revenues in our Building and Energy Solutions segment increased 15.3% and operating profit for the segment increased 13.9%. Revenues in our Onsite business, which comprises our Janitorial, Facility Services and Parking businesses, grew 3.2% year-over-year to more than $3.9 billion. Notwithstanding these achievements, income from continuing operations was down approximately 19%, compared to fiscal year 2014, primarily due to an increase in insurance reserves. Reflecting the link between performance and compensation, our annual cash incentive program was negatively impacted by the decline in income from continuing operations, resulting in no payout under our annual cash incentive compensation program for the portion of incentive compensation that was tied to Company-wide results.
2015 — Transformation Initiative
In September 2015, the Company announced a strategic transformation initiative called 2020 Vision, which is designed to organize the delivery of our services through a go-to-market strategy that will focus on certain key industries: Aviation, Business and Industry, Education, Healthcare and High Tech. We believe that this will position us to deliver value-added solutions, establish clear competitive differentiation, align us more closely with our clients and allow us to continue to be a highly valued partner, thereby increasing shareholder value over the long-term. We have made several changes to our 2016 incentive compensation programs in connection with our 2020 Vision. An overview of 2015 incentive compensation and preview of changes to our 2016 incentive compensation programs begins on page 18.
Compensation Philosophy
Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our shareholders. To achieve this, we:
•
use evaluation criteria that include internally measured performance (represented by our financial performance against our financial targets) and externally measured performance (represented by total shareholder return);

•
place significant weight on long-term equity compensation, thereby tying the total compensation of our executives to the achievement of shareholder value; and

•
provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Compensation Discussion and Analysis

In furtherance of our objective to align compensation with shareholder interests, we:
•
implemented a “claw-back” policy that permits us to recover compensation paid to executives under certain circumstances, including those in which compensation is based upon the achievement of specified financial results;

•
prohibit hedging and pledging of Company stock;

•
utilize double-trigger change-in-control provisions;

•
do not have tax gross-ups; and

•
adopted stock ownership guidelines.

Say-on-Pay Considerations
In March 2015, our “Say-on-Pay” proposal received overwhelming approval, with support from over 97% of votes cast by our shareholders. While the program was approved by nearly all shares voted, the Compensation Committee (the “Committee”) and management remain committed to strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program, and to addressing any shareholder concerns. The Committee and management will continue to use the annual “Say-on-Pay” vote as a guidepost for shareholder perspective.
Role of the Compensation Committee
The Committee is responsible for the Company’s executive compensation program, including the design elements of our program and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:
•
approves CEO annual performance objectives and performance achievement;

•
approves our compensation market analysis process, as well as the companies used for compensation comparison purposes;

•
approves performance metrics of our annual and long-term incentive compensation programs;

•
approves non-CEO executive officer compensation, based on recommendations from the CEO; and

•
performs an annual evaluation of risk as it pertains to our Company-wide compensation plans and programs.

In addition, based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the members of our Board who are both independent and “outside” under Section 162(m) of the Internal Revenue Code (the “CEO Committee”). This recommendation includes base pay levels, equity awards and cash incentive compensation. All elements of CEO pay are approved by the CEO Committee.
Role of Compensation Consultants
The Committee continued to engage Semler Brossy in 2015 to serve as its independent compensation consultant. The Committee takes into consideration the advice of Semler Brossy to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Semler Brossy works for the Committee and, with the approval of the Committee, also has provided services to the Governance Committee in connection with director compensation matters. Semler Brossy provides no services to the Company. The Committee has determined Semler Brossy to be independent from the Company. The Company retains Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed. The Committee also considered the independence of Towers Watson under applicable rules of the New York Stock Exchange. From time-to-time, the Committee may also engage other consultants and advisors in connection with various compensation and benefits matters.

Compensation Discussion and Analysis

Use of Market Data and Our Compensation Comparator Group
The Compensation Committee uses compensation comparator group comparisons as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Semler Brossy, the Committee regularly reviews the various criteria by which it selects the Company’s Compensation Comparator Group (“CCG”). Companies in our CCG are generally selected with reference to the following criteria:
•
companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;

•
companies in other industries that have a high ratio of employees to revenue or market capitalization; and

•
companies that generate between $2.5 billion and $5 billion in annual revenue.

In October 2014, as part of its annual assessment of CCG companies, the Compensation Committee reviewed the companies selected for 2014 compensation decisions and, with the assistance of an analysis by its independent compensation consultant, decided not to make changes in the CCG in connection with 2015 executive compensation practices.
2015 COMPENSATION COMPARATOR GROUP
ArcBest Corporation Brinker International, Inc. The Brink’s Company C. H. Robinson Worldwide, Inc. Cintas Corporation Convergys Corporation Con-Way Inc.	Corrections Corporation of America Emcor Group, Inc. Healthcare Services Group, Inc. Insperity, Inc. Iron Mountain Inc. J.B. Hunt Transport Services, Inc. Kelly Services, Inc.	Rent-A-Center Republic Services, Inc. Robert Half International Inc. Rollins Inc. SP Plus Corporation URS Corporation Werner Enterprises, Inc.
The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that the proxy data reviewed provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG and the general industry community. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent and places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk and, in the case of executives other than the CEO, the CEO’s recommendations.
In October 2015, the Committee reviewed the CCG selected for 2015 compensation comparator purposes, and determined that it was appropriate to add ServiceMaster and Aramark to the CCG for 2016. Due to merger and acquisition activity during the year, URS Corporation and Con-Way Inc. have been eliminated from the Company’s 2016 CCG.
Pay for Performance Alignment
The following graph illustrates three-year realizable compensation of our NEOs in relationship to NEO compensation of our CCG. Each point on the graph represents three-year realizable compensation of the NEOs in this group relative to his or her company’s three-year performance in Total Shareholder Return (“TSR”) over the 2012-2014 year period. ABM’s position in this graph shows that the Company’s pay-for-performance is strongly aligned with that of our CCG. This graph represents a three-year “look-back” with respect to the compensation of our NEOs and includes compensation of three former executive officers (Messrs. Slipsager, Lusk and Price). For a discussion of how 2015 performance impacted 2015 actual pay, please see pages 21 through 28.

Compensation Discussion and Analysis

Compensation Comparator Group vs. Performance Analysis
Three-Year Named Executive Officer Realizable Pay
Potential misalignment:
Low performance/ high pay
Potential misalignment:
High performance/ low pay
ABM
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
Compensation Percentile
Three-Year Executive Officer
Three-Year Total Shareholder Return Percentile

About this graph:
This graph is based on the 2015 proxy filings reflecting 2014 compensation of our Compensation Comparator Group.
TSR reflects share price appreciation, adjusted for dividends and stock splits.
Realizable pay consists of: 1) actual base salary paid over the three-year period; 2) actual short-term incentive payouts over the three-year period; and 3) the 12/31/2014 market value of equity grants as listed below:
•
in-the-money value of stock options granted over the three-year period;

•
service-based restricted stock awards granted over the three-year period; and

•
performance-based incentives: i) as achieved, for performance cycles that have been completed through 2014; and ii) as granted, for performance cycles that have not yet been completed, assuming target performance.

Compensation Discussion and Analysis

Elements of Compensation
The material components of our executive compensation program and their purposes and characteristics are summarized in the following table.
Pay Element	Description and Purpose	Link to Business and Strategy
Base salary — payable in cash (see page 18)	• Designed to recognize individual performance, leadership skills, responsibility and time in role • Annual review and adjustment, if appropriate	• Competitive base pay to help attract and retain strong executive talent • Increases are not automatic or guaranteed
Annual short-term incentives — payable in cash (see page 18)
•
Variable compensation
measured by performance
against annually established
financial and individual
performance targets

•
Designed to reward annual
performance related to key
financial and operational
measures

• Design of short-term incentives is evaluated annually for alignment with strategy
Long-term incentives — structured as equity awards, settled in Company stock (see page 19)	• Variable compensation that consists of a mix of performance-based and time-vested equity awards • Equity award mix and design of performance metrics reviewed annually	• Designed to link incentives to long-term shareholder value • Performance-based equity programs are evaluated annually for alignment with Company strategy
Following is a discussion of the material aspects of our executive compensation program for our current and former CEO, our current and former CFO, our three other most highly compensated officers and an additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers,” or “NEOs”) as determined under the rules of the Securities and Exchange Commission and set forth in the Summary Compensation Table and other tables included in this proxy statement. References to years are to our fiscal year ending October 31. The following table lists our NEOs.
NAMED EXECUTIVE OFFICERS
Current Officers	Former Officers

•
Scott Salmirs, President and Chief Executive Officer

•
D. Anthony Scaglione, Executive Vice President and Chief Financial Officer

•
James P. McClure, Executive Vice President

•
Sarah Hlavinka McConnell, Executive Vice President, General Counsel and Corporate Secretary

•
Dean A. Chin, Senior Vice President, Chief Accounting Officer and Corporate Controller

•
Henrik C. Slipsager, Former President and Chief Executive Officer

•
James S. Lusk, Former Executive Vice President and Chief Financial Officer

•
Tracy K. Price, Former Executive Vice President and business leader for Building & Energy Solutions and Corporate Sales and Marketing

Compensation Discussion and Analysis

2015 Base Salary
The Compensation Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year and, as needed, in connection with recruitment, promotions or other changes in responsibilities. Base salary amounts affect potential annual cash performance incentive payments and equity awards, since these other elements are based on a percentage of base salary. The following table shows, for each NEO who was an executive officer on October 31, 2015, such officer’s 2014 base salary and 2015 base salary. In light of their new roles as CEO and CFO, respectively, Messrs. Salmirs and Scaglione received increases in base salary that reflect their new responsibilities. The Committee believes that this pay positioning around the 25th percentile for the CEO and CFO provides room for growth in pay opportunity commensurate with continued tenure and performance. Each of Mr. McClure, Ms. McConnell and Mr. Chin received an increase in base salary of less than 5%.
NEO	2014 Annual Base Salary	2015 Annual Base Salary
Scott Salmirs, President and CEO	$499,898	$760,000(1)
D. Anthony Scaglione, Executive Vice President and CFO	$315,143	$425,000(1)
James P. McClure, Executive Vice President	$677,637	$691,190
Sarah H. McConnell, Executive Vice President and General Counsel and Secretary	$472,770	$482,225
Dean A. Chin, Senior Vice President, Controller and Chief Accounting Officer	$319,934	$332,794
(1)
Effective upon their appointment as CEO and CFO, respectively.

Incentive Compensation: An Overview
We design the mix of short- and long-term incentives to reward and motivate short-term performance, while at the same time providing significant incentives to keep our executives focused on long-term corporate objectives that drive shareholder value. Each year, the Committee considers our incentive compensation programs with a view to developing incentive compensation that is aligned with Company strategy and long-term shareholder interests. In 2015, the Committee conducted an in-depth review process in light of the significant shift in Company strategy embodied in our 2020 Vision. Following this review, which involved seeking input from management and advice from its independent consultant, the Committee decided to make certain changes to the structure of our short-term cash incentive compensation program and our long-term equity incentive compensation program to further link incentive compensation to business strategy. The 2015 programs and the changes to our 2016 programs are described below. Results and awards under our 2015 programs are then discussed in greater detail under the headings “2015 Annual Cash Incentive Award Decisions” and “Long-Term Equity Incentive Programs,” beginning on pages 21 and 27, respectively.
2015 Short-Term Annual Cash Incentive Compensation
In 2015, as in prior years, the Committee established financial performance objectives and individual performance objectives for the CEO that would serve as the basis for determining his short-term annual cash incentive payment for the fiscal year. The financial objectives for the CEO were based on metrics involving cumulative pre-tax income, organic revenue growth and income from continuing operations. At the time the Committee developed these metrics for the CEO, the Committee was focused on the importance to the Company of increasing pre-tax income and driving organic revenue growth. For additional information, please see “2015 Annual Cash Incentive Payment for Scott Salmirs,” beginning on page 22.
Each year, the Committee also approves an annual short-term cash incentive compensation program (our Performance Incentive Program or “PIP”) for other executives, including our other NEOs, and key employees. The financial metrics under the PIP are based on income from continuing operations Company-wide and at various business unit levels throughout the Company. Under the 2015 PIP, income from continuing operations for the fiscal

Compensation Discussion and Analysis

year is measured against the budget established for that fiscal year and against the prior year’s actual results. The chart on page 21 shows the allocation or weightings associated with achievement of Company, business-unit and individual performance objectives. A discussion of the payouts for our NEOs relating to 2015 short-term annual cash incentive compensation begins at page 21.
2015 Long-Term Incentive Compensation
The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and aligns long-term compensation with the performance of Company stock. Our practice is to grant long-term incentives annually in the form of equity awards that are allocated among restricted stock units (“RSUs”), which typically vest over a four-year period, and performance share units, which we also sometimes refer to as “performance shares.” In connection with regular equity grants, the Committee generally approves an equity award of a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including the market analysis prepared by the Committee’s compensation consultant, and the overall mix of performance-based or “at risk” compensation. The Committee believes that a significant portion of equity compensation should be performance-based.
In 2015, in addition to granting time-based RSUs, we had two different types of performance share programs: one based on “value creation” (“Value Creation PSP”) and one based on total shareholder return (“TSR PSP”). The Value Creation PSP focuses on financial performance objectives that relate to our financial performance against pre-established objectives. Achievement under the Value Creation PSP was measured by three one-year periods using a formula based on operating cash flow and adjusted EBITDA1, and one over-arching three-year period in which performance was measured by compounded three-year adjusted EBITDA growth, calculated at the end of the three-year performance period. The TSR PSP measures Company TSR against the TSR of the S&P 600 over a three-year period. Accordingly, this TSR-based program allows for direct comparisons of our performance relative to other companies in the S&P 600 while the Value Creation PSP measures our performance against internal objectives.
2016 Changes to Short-Term and Long-Term Incentive Compensation
As noted above, the Committee reviewed our incentive compensation programs in light of the significant changes in business strategy that were announced in September 2015. Reflecting the importance of having a Company-wide unified approach to achievement, the Committee simplified the design of our short-term incentive compensation by adopting one program that would apply to the CEO, the other NEOs and executives and key employees. By simplifying the approach, the Committee recognized the importance to Company strategy of consolidating and standardizing metrics across the Company to ensure consistency and uniformly drive relevant behaviors. In developing financial objectives relating to the 2016 short-term incentive compensation program, the Committee adopted metrics related to adjusted EBITDA margin and net income from continuing operations. In addition, taking into consideration factors negatively impacting Company performance in 2015, the Committee also determined that objectives relating to safety would be added to the mix of metrics under the 2016 short-term incentive compensation program.
Similarly, for our 2016 annual grants, the Committee decided to replace the Value Creation PSP with a three-year performance share program for executive officers based on organic revenue, adjusted EBITDA and return on invested capital (“ROIC”). The Committee believed that this simplified program would better promote behaviors that would drive long-term shareholder value in light of the Company’s 2020 Vision and provide greater transparency to the link between compensation and results. This performance share program will be effective for new grants commencing at the beginning of fiscal year 2016. The differences in these performance share programs are illustrated in the following tables.

1
EBITDA and adjusted EBITDA are non-GAAP financial measures. As used in our equity incentive programs described herein, adjusted EBITDA is earnings before interest, taxes, depreciation and amortization and excludes items impacting comparability.

Compensation Discussion and Analysis

2016 – 2018 PSP
	Results	Weight	Award Funding ( %)
Organic Revenue Growth		20%
Adjusted EBITDA		60%
ROIC		20%
Award funding level for the 2016 – 2018 PSP is shown below.
Achievement	Award Funding
≥ 135%	200.0%
≥ 125%	150.0%
≥ 115%	125.0%
≥ 95% – 105%	100.0%
≥ 90%	85.0%
≥ 75%	50.0%
Value Creation PSP (Grants in 2015 and Prior Years)
60%							40%
Year	Operating Cash Flow ($ millions)	Adjusted EBITDA ($ millions)		Value Creation ($ millions)		Weight	Adjusted EBITDA Growth	Award Funding (%)	Weight
	Results	Plan	Results	Plan	Results
1						20%	n/a	n/a	n/a
2						20%	n/a	n/a	n/a
3						20%			40%
Final
Award funding level for the Value Creation PSP for fiscal years 2015 and earlier is shown below.
Achievement	Award Funding
≥ 135%	200.0%
≥ 125%	150.0%
≥ 115%	125.0%
≥ 100%	100.0%
≥ 90%	85.0%
≥ 75%	50.0%
As in the past, the Committee will annually assess whether the Company’s incentive compensation programs are promoting the desired behaviors and profitable Company growth, whether the metrics can be easily communicated to and understood by participants and whether, when considered with other elements of compensation, the program supports the Company’s compensation philosophy.

Compensation Discussion and Analysis

2015 Annual Cash Incentive Award Decisions
As described earlier, short-term incentive compensation for 2015 is based on the achievement of financial and personal objectives that are established each year. Executives who have significant responsibility for business units currently have financial metrics that are based on Company-wide results, as well as the results of the business units these executives lead. Personal objectives, which are inherently subjective in nature, include individual results and department results for executives who are responsible for departments. The following chart shows the respective weightings related to the achievement of Company, Business Unit, Department and Individual performance objectives for our NEOs (for our CEO and our CFO, after their promotions to those positions).
ANNUAL BONUS WEIGHTINGS FOR 2015

Company
Business Unit
Individual
30%
70%
30%
70%
25%
25%
50%
50%
50%
CEO and CFO
Executive Vice President (without Business Oversight)
Executive Vice President (with Business Oversight)
Senior Vice President

2015 Company Results
The incentive compensation for all of our NEOs was based partly on 2015 Company Results, measured by the Company’s 2015 income from continuing operations relative to (i) 2015 budget and (ii) 2014 results, each weighted equally. We used income from continuing operations to measure Company Results because we believe that this metric correlates with annual Company financial performance. The following table shows 2015 results compared to (i) 2015 budget and (ii) 2014 results, and the resulting bonus funding.
Company Results
Income from Continuing Operations	Base Level	2015 Results	Achievement	Bonus Funding
2015 Budget (50%)	$83.1 million	$51.2 million*	61.6%	0%
2014 Actual (50%)	$69.5 million*	$51.2 million*	73.7%	0%
TOTAL				0%
*
The 2014 base level number of  $69.5 million represents income from continuing operations, adjusted to include the estimated effect of the 2014 Worker Opportunity Tax Credit (WOTC), which Congress retroactively reenacted in December 2014. So as not to “double count” the benefit of this adjustment, 2015 results were adjusted to exclude the actual 2014 WOTC benefit received in fiscal year 2015.

As further described below, Mr. Salmirs’ financial objectives as CEO included threshold metrics whereby, in order to receive any incentive compensation related to financial objectives, income from continuing operations for fiscal year 2015 had to equal or exceed 80% of actual income from continuing operations for fiscal year 2014 and 80% of the 2015 budget. Because these thresholds were not met, financial results for Mr. Salmirs as CEO were assessed at zero.

Compensation Discussion and Analysis

The funding level for each component for our other NEOs under the PIP (and for a portion of Mr. Salmirs’ bonus before he became CEO) was determined based on the following table, and so resulted in 0% funding for the portion attributable to Company Results:
Bonus Funding Table
Achievement	Funding
≥ 125%	175.0%
≥ 120%	150.0%
≥ 100%	100.0%
≥ 80%	50.0%
< 80%	0%
2015 Annual Cash Incentive Payment for Scott Salmirs, President and CEO
Mr. Salmirs’ annual cash incentive payment for fiscal year 2015 was based in part on the period that he was an executive vice president of the Company (November 1, 2014 to March 31, 2015) and in part on the period following his appointment as President and CEO (April 1, 2015 to October 31, 2015).
Cash Incentive Compensation — November 1, 2014 to March 31, 2015. During the period that Mr. Salmirs was an executive vice president, his financial performance objectives, weighted at 60% of bonus opportunity, included metrics related to Company Results (which are shown above under “2015 Company Results”), results for our Onsite business as a whole, which comprise our Janitorial, Parking, Security and Facility Services businesses, and results for our Onsite operations in the Northeast, reflecting his responsibilities for Northeast operations. The following table shows Business Unit financial objectives and results relating to this period compared to 2015 budget and 2014 results.
Salmirs Financial Objectives/Results — November 1, 2014 to March 31, 2015
Income from Operations	Base Level	2015 Results	Achievement	Bonus Funding**
Onsite 2015 Budget	$233.9 million	$216.6 million*	92.6%	81.5%
Onsite 2014	$215.2 million	$216.6 million*	100.6%	101.5%
Northeast 2015 Budget	$44.7 million	$52.6 million*	117.7%	144.3%
Northeast 2014	$40.2 million	$52.6 million*	130.8%	175.0%
*
Amounts shown reflect income from operations and include results of our Security division.

**
The funding level for each component was determined based on the “Bonus Funding Table” shown above under “2015 Company Results.”

In addition to financial metrics, Mr. Salmirs’ incentive compensation was also based on individual performance. Because of the very strong financial performance of the Northeast which was under Mr. Salmirs’ leadership during the relevant period, the Committee determined that his individual performance objectives for this period had been achieved at 150%. The following table sets forth the target bonus opportunity related to each of the financial measures and individual performance objectives and the resulting bonus payout in light of these factors and their respective weightings.
Salmirs — Cash Incentive Compensation
for the Period November 1, 2014 to March 31, 2015
	Company (10%)	Onsite (10%)	Northeast (40%)	Individual (40%)	Overall Bonus Payout
Target bonus opportunity*	$10,708	$10,708	$42,831	$42,831
Funding**	0%	91.5%	159.7%	150.0%	133.0%
Payout	$0	$9,798	$68,401	$64,247	$142,446
*
Prorated for the period November 1, 2014 to March 31, 2015.

**
Funding includes results relating to performance against current year budget and prior year actual.

Compensation Discussion and Analysis

Cash Incentive Compensation — April 1, 2015 to October 31, 2015. Mr. Salmirs’ financial objectives as CEO involved two Company-wide metrics: income from continuing operations before income taxes for the seven-month period of April 2015 through October 2015 and organic revenue growth during the same period, as well as two threshold metrics. Under the established thresholds, in order to receive any incentive compensation related to financial objectives, income from continuing operations for fiscal year 2015 had to equal or exceed 80% of actual income from continuing operations for fiscal year 2014 and 80% of the 2015 budget. The Committee established these thresholds for the CEO because it believed that income from continuing operations is an important measure of overall financial performance of the Company and aligns with the interests of shareholders.
As reflected in the table shown above under “2015 Company Results,” these thresholds were not achieved. Accordingly, financial results for Mr. Salmirs as CEO were assessed at zero.
Mr. Salmirs’ individual performance objectives as CEO were established by the Committee and included:
•
development of a Board-approved strategic plan (50% weighting);

•
having an effective and stable management leadership team in place by end of fiscal year 2015 (25% weighting); and

•
ensuring a successful leadership transition through effective communication with the Board and other key Company stakeholders (25% weighting).

The Committee considered Mr. Salmirs’ performance against these objectives in a process that involved discussions with those Board members who had been on the Board for most of fiscal year 2015. After considering the perspectives of these Board members, the Committee agreed that Mr. Salmirs had provided crucial strategic leadership to the Company in his role as President and CEO and had successfully led the development and initial implementation of the Company’s 2020 Vision, including the successful divestiture of the Company’s Security division. In addition, the Committee believed that Mr. Salmirs had achieved the objectives relating to communication and had been successful in retaining key executive talent throughout the organization during a pivotal year of transformation. Accordingly, the Committee determined that Mr. Salmirs’ individual performance objectives had been attained at 133% of target, out of a maximum possible achievement level of 150% of target.
The following table sets forth the target bonus opportunity related to the CEO’s financial measures and individual performance objectives and the resulting bonus payout in light of these factors and their respective weightings.
Salmirs — Cash Incentive Compensation
for the Period April 1, 2015 to October 31, 2015
	Financial (70%)	Individual (30%)	Overall Bonus Payout
Target bonus opportunity*	$308,560	$132,240
Funding	0%	133.0%	39.9%
Payout	$0	$175,879	$175,879
*
Prorated for the period April 1, 2015 to October 31, 2015.

Mr. Salmirs’ annual cash incentive compensation for fiscal year 2015 therefore totaled $318,325 ($142,446 + $175,879).
Annual Cash Incentive Payments for Our Other Current Officers Who Are NEOs
In 2015, annual cash incentive payments for Messrs. Scaglione, McClure, Chin and Ms. McConnell were governed by the PIP. Payments under the PIP are based on a combination of Company results (which are shown above under “2015 Company Results”), business unit results, in the case of NEOs who have responsibility for business units, and individual performance objectives. Typically, individual performance objectives are based on factors relating to the executive’s areas of responsibility and influence, as well as achievement level, and vary from NEO to NEO. However, due to the pivotal nature of the Company’s 2020 Vision, after consultation with Mr. Salmirs, the Committee determined that the individual performance objectives for Messrs. Scaglione, McClure and Chin and Ms. McConnell would be based on their respective contributions to the development of the Company’s 2020 Vision. In determining individual achievement levels, the Committee considered the value added by each executive to the development, launch and early implementation of the Company’s 2020 Vision, including the successful

Compensation Discussion and Analysis

divestiture of the Company’s Security division in October 2015. The Committee also considered Mr. Salmirs’ assessment of each of these NEOs. After discussion, the Committee agreed that each of these officers had achieved their respective individual performance objectives at 150% of target, the highest possible achievement level for individual performance objectives.
D. Anthony Scaglione, Executive Vice President and Chief Financial Officer
In light of the fact that Mr. Scaglione became Executive Vice President and CFO in April 2015, the Committee determined that it was appropriate to base his annual cash incentive compensation on the weightings of the metrics relating to that period he served as Senior Vice President and Treasurer (November 1, 2014 to March 31, 2015) and weightings of these metrics relating to his service as Executive Vice President and CFO (April 1, 2015 to October 31, 2015). As Senior Vice President and Treasurer, Mr. Scaglione’s annual cash incentive compensation was based 50% on Company Results and 50% on individual performance objectives. As CFO, his annual cash incentive compensation was based 70% on Company Results and 30% on individual performance objectives. Since Company Results were achieved at 0%, there was no incentive compensation attributable to Company Results for either period. As discussed earlier, the Committee determined for all current officers who are NEOs that individual performance objectives were achieved at 150%. The following tables show the bonus targets, results and funding for Mr. Scaglione’s bonus.
Scaglione — Cash Incentive Compensation
for the Period November 1, 2014 to March 31, 2015
	Company (50%)	Individual (50%)	Overall Bonus Payout
Target bonus opportunity*	$27,002	$27,002
Funding	0%	150.0%
Payout	$0	$40,503	$40,503
*
Prorated for the period November 1, 2014 to March 31, 2015.

Scaglione — Cash Incentive Compensation
for the Period April 1, 2015 to October 31, 2015
	Company (70%)	Individual (30%)	Overall Bonus Payout
Target bonus opportunity*	$120,785	$51,765
Funding	0%	150.0%
Payout	$0	$77,648	$77,648
*
Prorated for the period April 1, 2015 to October 31, 2015.

Mr. Scaglione’s annual cash incentive compensation for 2015 therefore totaled $118,151 ($40,503 + 77,648).
James P. McClure, Executive Vice President
Mr. McClure continued to lead the Company’s Onsite businesses during 2015. His annual cash incentive compensation was based 50% on Company Results, 25% on Onsite Results and 25% on individual performance objectives. As previously described, Company Results were achieved at 0%. Onsite Results are described in the following table.
Onsite Results
Income from Operations	Base Level	2015 Results	Achievement	Bonus Funding
Onsite 2015 Budget (50%)	$233.9 million	$216.6 million	92.6%	81.5%
Onsite 2014 Actual (50%)	$215.2 million	$216.6 million	100.6%	101.5%
TOTAL				91.5%

Compensation Discussion and Analysis

The following table sets forth targets, results and bonus funding for Mr. McClure’s annual cash incentive compensation.
McClure — Annual Cash Incentive Compensation
	Company (50%)	Onsite (25%)	Individual (25%)	Overall Bonus Payout
Target bonus opportunity	$259,197	$129,598	$129,598
Funding	0%	91.5%	150.0%
Payout	$0	$118,582	$194,397	$312,979
Sarah Hlavinka McConnell, Executive Vice President, General Counsel and Corporate Secretary
Ms. McConnell continued in her role as Executive Vice President, General Counsel and Corporate Secretary in 2015. Her annual cash incentive compensation was based 70% on Company Results and 30% on individual performance objectives. The following table sets forth targets, results and bonus funding for Ms. McConnell.
McConnell — Annual Cash Incentive Compensation
	Company (70%)	Individual (30%)	Overall Bonus Payout
Target bonus opportunity	$202,535	$86,801
Funding	0%	150.0%
Payout	$0	$130,202	$130,202
Dean A. Chin, Senior Vice President, Chief Accounting Officer and Controller
Mr. Chin continued in his role as Senior Vice President. Chief Accounting Officer and Controller during 2015. His annual cash incentive compensation was based 50% on Company Results and 50% on Individual Results. The following table sets forth targets, results and bonus funding for Mr. Chin.
Chin — Annual Cash Incentive Compensation
	Company (50%)	Individual (50%)	Overall Bonus Payout
Target bonus opportunity	$66,559	$66,559
Funding	0%	150.0%
Payout	$0	$99,839	$99,839
Former Officers who are NEOs
Annual cash incentive compensation for each of Messrs. Slipsager, Lusk and Price in 2015 was governed by the terms of their respective separation arrangements, which are described under “CEO and CFO Succession and Other Management Transition,” beginning on page 29. Payments made under these separation arrangements are described below.
Henrik C. Slipsager, Former President and CEO
Mr. Slipsager’s annual cash incentive compensation for fiscal year 2015 was governed by the terms of his employment agreement which provided that upon a termination of employment without “Just Cause” incentive compensation would be based on the achievement of preestablished financial objectives, based on actual performance, as well as individual performance objectives, which were deemed to have been achieved at 100% of target. In each case, results were prorated for the period of his employment. As was the case with Mr. Salmirs, the Committee determined that in order for Mr. Slipsager to receive any incentive compensation related to financial objectives, income from continuing operations for fiscal year 2015 had to equal or exceed 80% of actual income from continuing operations for fiscal year 2014 and 80% of the 2015 budget. As discussed above, this threshold

Compensation Discussion and Analysis

was not achieved. Therefore, under the terms of his employment agreement, Mr. Slipsager’s annual cash incentive compensation was determined to be $112,518, which represented a proration of his bonus opportunity based on individual performance objectives achieved at 100% of target.
Slipsager — Cash Incentive Compensation
November 1, 2014 to March 31, 2015
	CEO Financial Goals (70%)	Individual (30%)	Overall Bonus Payout
Target bonus opportunity*	$262,542	$112,518
Funding	0%	100.0%
Payout	$0	$112,518	$112,518
*
Target bonus opportunity amounts have been prorated to the date of termination of employment.

James S. Lusk, Former Executive Vice President and CFO
Mr. Lusk’s annual cash incentive compensation for fiscal year 2015 was governed by the terms of his employment agreement which provided that upon a termination of employment without cause, he would receive a pro-rated portion of his incentive compensation based on actual Company results and individual performance objectives, which were deemed to have been achieved at 100% of target. In each case, results were prorated for the period of his employment. As discussed above, Company results were achieved at 0%. Accordingly, Mr. Lusk’s annual cash incentive compensation was determined to be $81,869, which represented a proration of his bonus opportunity based on individual performance objectives achieved at target.
Lusk — Cash Incentive Compensation
November 1, 2014 to July 5, 2015
	Company (70%)	Individual (30%)	Overall Bonus Payout
Target bonus opportunity*	$191,028	$81,869
Funding	0%	100.0%
Payout	$0	$81,869	$81,869
*
Target bonus opportunity amounts have been prorated to the date of termination of employment.

Tracy K. Price, Former Executive Vice President, Business Leader for Building & Energy Solutions and Corporate Sales and Marketing
Because Mr. Price’s employment with the Company did not terminate prior to the end of fiscal year 2015, his bonus was not prorated. His annual cash incentive compensation was based 50% on Company Results, 25% on Building & Energy Solutions (BESG) results and 25% on individual performance objectives. As previously described, Company Results were achieved at 0%. The BESG results are shown in the following table. His individual performance objectives were deemed to have been achieved at 100% of target.
BESG Results
Income from Operations	Base Level	2015 Results	Achievement	Bonus Funding
BESG 2015 Budget (50%)	$26.7 million	$26.4 million	98.9%	97.3%
BESG 2014 Actual (50%)	$23.1 million	$26.4 million	114.0%	135.0%
TOTAL				116.2%

Compensation Discussion and Analysis

Price — Annual Cash Incentive Compensation
	Company (50%)	BESG (25%)	Individual (25%)	Overall Bonus Payout
Target bonus opportunity	$259,197	$129,598	$129,598
Funding	0%	116.2%	100.0%
Payout	$0	$150,593	$129,598	$280,191
Long-Term Equity Incentive Programs
As noted under “2015 Long-Term Incentive Compensation,” our practice is to grant long-term incentives annually in the form of equity awards that are allocated among RSUs, which typically vest over a four-year period, and PSUs which are earned if certain performance objectives are met. PSUs typically vest on the third anniversary of the grant date. The Committee believes that a significant portion of equity compensation should be performance-based, and for 2015, a majority of the annual equity grants consisted of our Value Creation PSP PSUs and our TSR PSP PSUs, which are further described below. The Committee also approves special grants from time to time, such as the retention grants made in 2015 in connection with our management transition as described on page 36. More information about individual grants for 2015, including the individual number of shares for each type of equity award and the grant date value of each award, can be found in the table “Grants of Plan-Based Awards During Fiscal Year 2015” on page 37.
Value Creation PSP
The following tables summarize the results for 2015 under each of our 2013 – 2015, 2014 – 2016 and 2015 – 2017 Value Creation PSPs. Yearly targets under different performance share programs may be different for the same years as a result of the then-current Company conditions when the targets were established. In addition, amounts shown with respect to “Results” may be different for the same fiscal year in the different Value Creation PSPs due to the effects of pre-specified adjustments under the different performance share programs.
2013 – 2015 Value Creation PSP
60%										40%
Year	Operating Cash Flow ($ millions)		Adjusted EBITDA ($ millions)		Value Creation(1) ($ millions)		Value Creation Achievement (%)	Award Funding(2) (%)	Weight	Adjusted EBITDA Growth (%)	Award Funding(2) (%)	Weight
	Plan	Results	Plan	Results	Plan	Results
2013	141.9	135.3	206.2	205.9	290.9	282.8	97.2	95.8	20%	n/a	n/a	n/a
2014	134.9	120.7	216.5	216.7	186.4	174.7	93.7	90.6	20%	n/a	n/a	n/a
2015	133.9	145.3	227.3	221.6	187.9	169.8	90.4	85.6	20%	97.5	96.3	40%
Final												92.9%
(1)
Value Creation equals Operating Cash Flow plus change in current-year Adjusted EBITDA over prior-year Adjusted EBITDA multiplied by 5.

(2)
The award funding percentage is determined by applying the percentage under the Value Creation Achievement or Adjusted EBITDA Growth, as applicable, to the award funding table (as shown below) under “2015 – 2017 Value Creation PSP.”

For the final tranche under the 2013 – 2015 Value Creation PSP (i) Value Creation was achieved at approximately 91% of target and (ii) Adjusted EBITDA growth was achieved at approximately 98% of target. Overall, for the three-year period, achievement under the 2013 – 2015 Value Creation PSP resulted in award funding of approximately 93% of target.
2014 – 2016 Value Creation PSP
60%										40%
Year	Operating Cash Flow ($ millions)		Adjusted EBITDA ($ millions)		Value Creation(1) ($ millions)		Value Creation Achievement (%)	Award Funding(2) (%)	Weight	Adjusted EBITDA Growth (%)	Award Funding(2) (%)	Weight
	Plan	Results	Plan	Results	Plan	Results
2014	124.0	120.7	218.7	216.7	188.0	174.7	92.9	89.4	20%	n/a	n/a	n/a
2015	93.4	145.3	229.6	221.6	147.9	169.8	114.8	124.7	20%	n/a	n/a	n/a
2016									20%			40%
Final

Compensation Discussion and Analysis

(1)
Value Creation equals Operating Cash Flow plus change in current-year Adjusted EBITDA over prior-year Adjusted EBITDA multiplied by 5.

(2)
The award funding percentage is determined by applying the percentage under Value Creation Achievement or Adjusted EBITDA Growth, as applicable, to the award funding table (as shown below) under “2015 – 2017 Value Creation PSP.”

For the second tranche of performance shares under the 2014 – 2016 Value Creation PSP, Value Creation was achieved at approximately 115% of target since Value Creation was $169.8 million compared to the target of $147.9 million.
2015 – 2017 Value Creation PSP
60%										40%
Year	Operating Cash Flow ($ millions)		Adjusted EBITDA ($ millions)		Value Creation(1) ($ millions)		Value Creation Achievement (%)	Award Funding(2) (%)	Weight	Adjusted EBITDA Growth	Award Funding(2) (%)	Weight
	Plan	Results	Plan	Results	Plan	Results
2015	118.4	145.3	236.0	221.6	214.9	169.8	79.0	59.3	20%	n/a	n/a	n/a
2016									20%	n/a	n/a	n/a
2017									20%			40%
Final
(1)
Value Creation equals Operating Cash Flow plus change in current-year Adjusted EBITDA over prior-year Adjusted EBITDA multiplied by 5.

(2)
The award funding percentage is determined by using the Value Creation Actual versus Plan percentage and applying it to the award funding table (shown below). Percentages in between the table values are calculated using straight-line interpolation.

Value Creation	Award Funding
≥ 135%	200.0%
≥ 125%	150.0%
≥ 115%	125.0%
≥ 100%	100.0%
≥ 90%	85.0%
≥ 75%	50.0%
For the first tranche of performance shares under the 2015–2017 Value Creation PSP, Value Creation was achieved at approximately 79% of target since Value Creation was $169.8 million compared to the target of  $214.9 million.
2014 TSR PSP and 2015 TSR PSP
The Committee introduced a TSR-based performance share program (TSR PSP) in 2014. The TSR PSP replaced stock options as a component of executive long-term compensation. The Committee believes that TSR, which is stock price appreciation plus the reinvestment of dividends over a defined period, is a significant measure of shareholder value creation and a useful supplement to other performance-based incentives. In general, higher TSR often equates with greater potential returns for shareholders and can better position the Company for growth in the future.
The measurement period under the 2014 TSR PSP is a three-year period, commencing on November 1, 2013 and ending on October 31, 2016. The measurement period under the 2015 TSR PSP is a three-year period, commencing on November 1, 2014 and ending on October 31, 2017. Payouts under the 2014 TSR PSP and the 2015 TSR PSP will be measured by the Company’s three-year TSR percentile rating compared to the S&P 600, as reflected in the following table.
TSR PSP Payout and Performance Table
Performance Level	Three-Year TSR Percentile Rating	Shares Awarded (as a % of Target)
Maximum	75th Percentile	150%
Target	50th Percentile	100%
Threshold	25th Percentile	50%

Compensation Discussion and Analysis

Other Compensation and Governance-Related Matters
CEO and CFO Succession and Other Management Transition
Mr. Slipsager’s Transition and Separation Arrangements
In connection with the announcement of his departure, the Company entered into a letter agreement with Mr. Slipsager on January 12, 2015. Pursuant to the terms of this agreement, following his departure, Mr. Slipsager agreed to provide senior advisory consulting services to the Company through September 30, 2015. He received a fee of  $20,000 per month for these services. The letter agreement also provided that Mr. Slipsager’s separation payments and benefits from the Company in connection with his departure would be generally as set forth in his Amended and Restated Employment Agreement that was entered into on July 16, 2013, and as provided under the terms of previously made equity awards. Under these arrangements, Mr. Slipsager was entitled to:
•
an amount equal to two times the sum of his then current base salary and then current target annual incentive opportunity under the Company’s annual incentive program, payable in substantially equal installments over 24 months commencing April 2015;

•
a prorated annual cash incentive bonus for the fiscal year ended October 31, 2015, based on employment through March 31, 2015;

•
post-termination benefits and payments vested under the Company’s benefit plans, including certain post-employment health insurance assistance payments;

•
vesting of his 2012 performance share awards, subject to the achievement of the applicable performance conditions; and

•
pro-rated vesting (through his last day of employment with the Company) of his 2014 performance share awards, subject to the achievement of the applicable performance conditions.

Mr. Salmirs’ Employment Agreement and Change-in-Control Agreement
In connection with his appointment as the Company’s President and Chief Executive Officer, on January 12, 2015, the Company and Mr. Salmirs entered into an executive employment agreement. The executive employment agreement, effective as of March 31, 2015, has a term ending October 31, 2017, unless sooner terminated under the terms of the executive employment agreement. Mr. Salmirs’ initial base salary under the executive employment agreement is $760,000. In addition, Mr. Salmirs is eligible for a target bonus equal to 100% of his base salary, with a maximum of up to 185% of his base salary, subject in all cases to achievement of the applicable performance conditions, and is eligible to participate in the Company’s long-term equity incentive plan. Mr. Salmirs will also be entitled to receive post-termination benefits and payments under the Company’s benefit plans, including specified post-employment health insurance assistance payments. The terms of his executive employment agreement provide that upon the termination of Mr. Salmirs’ employment for any reason, he will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.
If Mr. Salmirs’ employment during the term is terminated by the Company without “Just Cause,” as defined in the executive employment agreement, Mr. Salmirs will be entitled to receive two times the sum of his base salary and target bonus, payable in equal installments during the 24-month period following the date of termination, a lump sum payment equal to a prorated portion of his annual bonus for the year of termination, based on the performance of the Company for that year, and specified post-employment health insurance assistance payments. If Mr. Salmirs’ employment terminates at the expiration of the term and the Company has not offered to renew upon materially similar terms and conditions, Mr. Salmirs will be entitled to receive one times the sum of his base salary and target bonus, subject to certain conditions, a lump sum payment equal to a prorated portion of his annual bonus for the year of termination, based on the performance of the Company for that year, and specified post-employment health insurance assistance payments.
On January 12, 2015, the Company also entered into an agreement providing “double-trigger” severance benefits in the event that Mr. Salmirs’ employment terminates under certain defined circumstances following a “Change-in-Control,” as defined in the severance agreement. These double-trigger severance arrangements are similar to those described for our NEOs under “Potential Payments upon Qualifying Terminations of Employment Following a Change-in-Control on October 31, 2015,” except that his severance multiple is 2.5 times salary and target bonus. There is no tax gross-up under this agreement.

Compensation Discussion and Analysis

Mr. McClure’s and Mr. Price’s Employment Agreement and Retention Awards
On January 13, 2015, the Company entered into amended and restated executive employment agreements with James P. McClure and Tracy K. Price. The amended employment agreements extended the term of employment through October 31, 2017, unless terminated earlier by either party. In September 2015, the Company announced that Mr. Price would be leaving the Company. Arrangements relating to his separation from the Company are described under “Mr. Price’s Separation Arrangement” on page 31.
Under the amended and restated executive employment agreements entered into on January 13, 2015, unless there is a mutual agreement to extend the term or the executive’s employment is terminated earlier by either party, the executive’s employment terminates at the expiration of the term. In such event, the Company shall pay the executive all compensation to which executive is entitled up through the date of termination and a prorated portion of the executive’s bonus for the fraction of the fiscal year that has been completed prior to the date of termination based on ABM’s actual performance for the entire fiscal year. Further, in the event that the executive’s employment terminates at the end of the term, and ABM had not offered to renew the executive’s employment upon materially similar terms and conditions, the Company will pay the executive an amount equal to one times the sum of his base salary and target bonus over the twelve-month period following his termination of employment. These payments will cease in the event that the executive finds full-time employment which does not violate certain restrictive covenants in the employment agreement or the Company notifies the executive that it is waiving its rights with respect to applicable restrictions on competition in the employment agreement. The agreements also provide for termination by the Company without cause. In connection with a termination by the Company without cause, the executive is entitled to all compensation that the executive is entitled to through termination, severance in the amount of 18 months base pay and target bonus, plus a prorated portion of bonus for the fraction of the fiscal year that has been completed prior to the date of termination based on the Company’s actual performance for the entire fiscal year and post-employment health insurance assistance payments. Payment of severance is contingent upon the execution of a release agreement in the form provided by the Company, and compliance with certain covenants.
In addition, in January 2015, in recognition of the importance of incentivizing our operational management team during a time of leadership transition, the Compensation Committee of the Company approved one-time retention awards consisting of performance share units for each of Mr. McClure and Mr. Price. The performance share units vest in one installment on October 31, 2017 and do not contain accelerated vesting in the event of retirement or involuntary termination prior to the vesting date. The Company must achieve income from continuing operations before taxes of at least $100 million, as set forth in the Company’s annual report on Form 10-K for any one of the fiscal years 2015, 2016 or 2017 for the performance share units to vest. Mr. Price’s retention awards were forfeited with the termination of his employment prior to the vesting date.
Mr. Scaglione’s Employment Agreement and Change-in-Control Agreement
In connection with Mr. Scaglione’s appointment as CFO, the Company and Mr. Scaglione entered into an executive employment agreement with a term that will expire on October 31, 2017, unless extended by mutual agreement of the parties or the executive’s employment is terminated earlier by either party. If during the term of the executive employment agreement, the Company terminates his employment without “Cause” (as defined in the executive employment agreement), he will receive severance in an amount equal to 18 months base pay and target bonus, as well as a prorated bonus for the year of termination, subject in each case to signing a release agreement, and post-employment health insurance assistance payments. Mr. Scaglione’s agreement provides that upon the termination of his employment for any reason, he will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment. The executive employment agreement also provides that if his employment terminates at the expiration of the term and the Company has not offered to renew upon materially similar terms and conditions, he will receive severance in an amount equal to 12 months base pay and target bonus, as well as a prorated bonus for the year of termination.
The Company and Mr. Scaglione also entered into a severance agreement providing for “double-trigger” severance benefits such that if, within two years following a change in control, the Company terminates his employment without “Cause” or he resigns for “Good Reason” (each as defined in the Executive Employment Agreement), he will receive severance in an amount equal to 24 months base pay and target bonus, as well as a prorated bonus for the year of termination and 18 months of benefits.

Compensation Discussion and Analysis

Mr. Lusk’s Separation Arrangement
On April 27, 2015, Mr. Lusk and the Company entered into a letter agreement relating to his separation from the Company. The terms of Mr. Lusk’s separation from the Company were generally governed by the terms of his employment agreement dated October 20, 2014 relating to a termination without cause and the terms of previously made equity awards. Accordingly, he was entitled to an amount equal to 18 months base pay and target bonus, payable in substantially equal semimonthly installments over an 18-month period, an amount equal to the Company portion of medical insurance for 18 months following his termination date, and an amount equal to the prorated portion of his target bonus for fiscal year 2015, based on the Company’s actual performance for the fiscal year. In addition, under the terms of the Company’s equity award agreements, certain performance awards will remain eligible for prorated vesting through his departure date if the performance conditions are met. Payment of the foregoing amounts was conditioned upon the signing of a release in the form provided by the Company.
Mr. Price’s Separation Arrangement
On September 25, 2015, the Company entered into a separation and transition agreement with Mr. Price confirming his 60-day notice period and severance benefits pursuant to his amended and restated employment agreement dated January 13, 2015, subject to his executing a general release of claims and complying with certain restrictive covenants. Pursuant to this agreement, his severance benefits consist of 18 months base pay and target bonus, payable in substantially equal semimonthly installments over an 18-month period, and post-employment health insurance assistance in the form of  $10,000 per year for ten years. He also remained eligible for his fiscal 2015 performance bonus. In addition, under the terms of the Company’s equity award agreements, certain performance awards will remain eligible for prorated vesting through his departure date if the performance conditions are met. Mr. Price agreed to remain with the Company until January 11, 2016 to provide transition services, during which time he received a monthly salary of  $20,000, as well as continued equity vesting and eligibility for other standard employee benefits.
Annual Compensation-Related Risk Evaluation
We annually review risks associated with our executive compensation program, as well as other broad-based employee incentive plans with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Towers Watson. The Compensation Committee and its independent compensation consultant, Semler Brossy, review this analysis. In connection with this review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and department and individual weightings in incentive compensation plans, the mix between long-term and short-term incentives, use of stock ownership requirements, Company policy prohibiting hedging, and the Company’s recoupment or “claw-back” policy. Based on this review, the Compensation Committee agreed with the findings in the study that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines and Anti-Hedging and Pledging Policy
The Company has stock ownership guidelines for certain officers, including NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their net shares paid under any Company long-term incentive plan or program, such as shares paid out under the performance share program and vested restricted stock units, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and makes adjustments to these guidelines to the extent that it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; unearned performance shares are not included nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:
Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

Compensation Discussion and Analysis

All of our NEOs are either at or above stock ownership guidelines or are well positioned to achieve compliance within the required time period.
Additionally, the Company has a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions involving our stock. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.
Window Trading and Rule 10b5-1 Trading Plans
Under the Company’s insider trading policy, officers may only purchase or sell ABM securities during “window” periods, which begin on the third business day following the date of each quarterly earnings announcement and end at the close of trading on the fifteenth day of the third month of the fiscal quarter. The only exception to this is for officers who have entered into a trading plan pursuant to SEC Rule 10b5-1.
NEOs are permitted to establish trading plans under Section 10b5-1 of the Securities Exchange Act during open trading windows. These plans enable an executive to diversify his or her holdings of Company stock during periods in which the executive would otherwise be unable to buy or sell such stock because he or she possessed material, nonpublic information about the Company. Any trading plan must be submitted in writing to the Company’s General Counsel for review and approval prior to its effective date.
Compensation Recoupment (Claw-back) Policy
In December 2009, the Board of Directors adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the independent members of the Board, or a committee consisting of independent members of the Board designated by the Board, may, in their discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, it is the Board of Directors’ policy that if the independent members of the Board, or a committee consisting of independent members of the Board, determine that an employee who has received a cash incentive payment or an equity award has engaged in conduct constituting “cause” (such as serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, or failure to substantially perform employment-related duties or responsibilities), the Board or such Committee may take such action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such Committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period.
Benefits and Perquisites
The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and executive health examinations. In addition, Messrs. Salmirs and Scaglione received certain perquisites in connection with positions held by them prior to becoming CEO and CFO, respectively. These perquisites terminated at the end of fiscal year 2015. Mr. Price received certain perquisites that have carried over from his employment with The Linc Group, LLC, prior to its acquisition by the Company. These perquisites are set forth in the Summary Compensation Table.
Mr. McClure qualifies for benefits under the Supplemental Executive Retirement Plan (SERP), an unfunded retirement plan that was previously closed to new participants. Mr. McClure also participates in the Service Award Benefit Plan (SAB), which provides participants, upon termination of employment, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002. Both the SERP and the SAB were closed to new participants prior to the employment of our other current officers who are NEOs.

Compensation Discussion and Analysis

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2015” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change-in-control of ABM.
Change-in-Control and Severance Agreements
In order to assure continuity of ABM’s senior management in the event of a potential change-in-control, ABM has agreed to provide the NEOs with “double-trigger” severance compensation should their employment with ABM be terminated following a change-in-control. The payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a change-in-control and (2) either the involuntary termination of employment with ABM (other than for “cause” as defined in the change-in-control agreements) or the termination of employment with ABM by the executive for “good reason” as defined in the change-in-control agreements.
In addition, our NEOs may be eligible for severance benefits outside of a change-in-control under their employment agreements. The terms of these agreements are described under “Potential Benefits on Termination.”
Accounting and Tax Considerations
The Compensation Committee takes into consideration the accounting, tax and related financial implications to the Company and executives when designing compensation and benefit programs. From an accounting perspective, in general, base salary, annual cash incentive bonus payments and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided, and equity-based compensation expense is recognized over the vesting period of the grant. Subject to the exceptions and limits described below, the Company deducts for federal income tax purposes payments of compensation and other benefits to executives. The Company does not deduct nonqualified deferred compensation until the year that the deferred compensation is paid to the executive.
Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1 million paid to the CEO or any of the three other most highly compensated executive officers (other than the chief financial officer), unless the compensation is paid based solely on the attainment of one or more preestablished objective performance goals and certain other requirements are met. While generally the Company intends to structure components of its compensation in a manner that would comply with Section 162(m), the Compensation Committee has the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company. The Company’s Executive Officer Incentive Plan and 2006 Equity Incentive Plan, both of which have been approved by the Company’s shareholders, have been designed to permit the Company to make incentive payments and awards of performance shares and stock options that are not subject to the deduction limits of Section 162(m). From time to time, the Compensation Committee or, in the case of the CEO, the CEO Committee, has awarded, and may in the future award, compensation that is not fully deductible.
Our change-in-control arrangements do not provide for tax gross-ups in the event that executives become subject to excise taxes under Section 4999 and Section 280G of the Internal Revenue Code as a result of receiving benefits in connection with a change-in-control of ABM.

Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and ABM’s 2016 Proxy Statement.
This report is provided by the following independent and outside directors, who comprise the Compensation Committee:
Sudhakar Kesavan, Chair
Linda Chavez
Luke S. Helms
Maryellen C. Herringer

Additional Executive Compensation Information

Additional Information about Executive Compensation
The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.
2015 Summary Compensation Table
Name	Fiscal Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Nonequity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Scott Salmirs(5) President and Chief Executive Officer	2015	654,124	1,094,960	0	318,325	0	64,277	2,131,686

Henrik C. Slipsager Former President & Chief Executive Officer	2015	372,083	0	0	112,518	0	3,804,169	4,288,770
	2014	888,666	1,759,971	0	1,048,806	43,027	69,073	3,809,543
	2013	864,166	1,044,983	449,997	1,303,448	0	37,453	3,700,047
D. Anthony Scaglione(5) Executive Vice President & Chief Financial Officer	2015	379,673	394,493	0	118,151	0	29,967	922,284

James S. Lusk Former Executive Vice President & Chief Financial Officer	2015	407,942	281,019	0	81,869	0	1,557,932	2,328,762
	2014	559,342	553,851	0	455,221	0	26,257	1,594,671
	2013	543,916	337,222	149,994	537,078	0	18,292	1,586,502
James P. McClure Executive Vice President, President Onsite Services	2015	688,931	2,647,633	0	312,979	0	15,566	3,665,109
	2014	674,347	734,511	0	572,773	22,155	14,176	2,017,962
	2013	655,750	448,315	199,994	683,657	0	14,815	2,002,531
Sarah H. McConnell Executive Vice President, General Counsel & Corporate Secretary	2015	480,649	536,355	0	130,202	0	13,108	1,160,314
	2014	470,475	465,829	0	375,928	0	13,818	1,326,050
	2013	457,500	209,986	74,997	370,688	0	11,841	1,125,012
Dean A. Chin(5) Senior Vice President, Chief Accounting Officer & Controller	2015	330,651	328,878	0	99,839	0	30,394	789,762

Tracy K. Price Former Executive Vice President	2015	688,931	2,172,664	0	280,191	0	60,006	3,201,792
	2014	674,347	734,511	0	683,129	0	44,648	2,136,635
	2013	655,750	448,315	199,994	682,900	0	42,673	2,029,632
(1)
For fiscal year 2015, amounts shown for Messrs. Slipsager and Lusk reflect actual base compensation paid through the date of termination.

(2)
The value shown is the aggregate grant date value for performance share unit (PSU) and RSU awards computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the probable outcome at grant), in the case of PSUs. A discussion of assumptions used in calculating these values may be found in Note 17, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. The maximum values for PSU awards granted in fiscal year 2015 under the 2015 – 2017 Performance Share Program are as follows: Mr. Salmirs: $499,996; Mr. Scaglione: $189,034; Mr. Lusk: $562,037; Mr. McClure: $745,367; Ms. McConnell: $472,759; Mr. Chin: $391,894; and Mr. Price: $745,367. The maximum values for PSU awards granted under the TSR-Based 2015 – 2017 Performance Share Program are as follows: Mr. Salmirs: $569,965; Mr. Scaglione: $224,995; Mr. McClure: $356,243; Ms. McConnell: $224,995; and Mr. Chin: $59,812. The values of the special retention awards granted to Messrs. McClure and Price in January 2015 are $1,799,981 each (but Mr. Price’s award was forfeited upon his departure). No stock options were granted in 2014 and 2015. In addition, in light of CEO succession planning, Mr. Slipsager did not receive any equity grants in 2015.

(3)
Amounts shown in this column represent annual performance-based cash bonuses.

(4)
For fiscal year 2015, represents: for Mr. Salmirs: ABM contributions to the 401(k) plan in the amount of  $10,600; auto allowance of  $10,200; reimbursement for gas, $339; club dues, $365; parking, $6,405; credit card membership, $450; family travel, $5,393; reimbursable legal fees, $20,000; value of realized dividend equivalents (DEUs) upon distribution of PSUs, $1,351; and value of realized DEUs upon distribution of RSUs, $9,174; for Mr. Scaglione: ABM contributions to the 401(k) plan in the amount of  $10,494; auto allowance of  $10,200; reimbursement for gas, $583; parking, $3,600; family

Additional Executive Compensation Information

travel, $600; value of realized DEUs upon distribution of PSUs, $852; and value of realized DEUs upon distribution of RSUs, $3,638; for Mr. McClure: ABM contributions to the 401(k) plan in the amount of  $10,600; family travel, $1,559; and value of realized DEUs upon distribution of PSUs, $3,407; for Ms. McConnell: ABM contributions to the 401(k) plan in the amount of  $10,600; medical exam, $1,216; and value of realized DEUs upon distribution of PSUs, $1,292; for Mr. Chin: ABM contributions to the 401(k) plan in the amount of  $8,220; auto allowance of  $10,200; reimbursement for gas, $2,370; parking, $3,600; value of realized DEUs upon distribution of PSUs, $852; and value of realized DEUs upon distribution of RSUs, $5,152; for Mr. Slipsager: Severance payments in the amount of  $3,572,000 (payable over 18 months); ABM contributions to the 401(k) plan in the amount of  $10,600; family travel, $2,977; medical exam, $3,432; reimbursable legal fees, $10,000; value of corporate gift, $5,000; value of realized DEUs upon distribution of PSUs, $9,663; and value of realized DEUs upon distribution of RSUs, $190,497; for Mr. Lusk: Severance payments in the amount of  $1,461,946 (payable over 18 months); ABM contributions to the 401(k) plan in the amount of  $10,600; medical exam, $2,909; value of realized DEUs upon distribution of PSUs, $2,555; and value of realized DEUs upon distribution of RSUs, $79,922; and for Mr. Price: ABM contributions to the 401(k) plan in the amount of  $10,600; auto allowance, $16,800; medical exam, $880; political contribution, $750; value of realized DEUs upon distribution of PSUs, $3,407; value of realized DEUs upon distribution of RSUs, $19,319; and an allowance for, among other things, certain benefits relating to investment advice and other professional services in the amount of  $8,250.
(5)
For Messrs. Salmirs, Scaglione and Chin, compensation for only fiscal year 2015 is shown because none of these individuals was a named executive officer in fiscal years 2014 or 2013.

Payments which may be made to an NEO upon certain terminations of employment are described under “Potential Benefits on Termination,” beginning on page 44 of this Proxy Statement.
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Additional Executive Compensation Information

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards and equity incentive plan awards, as well as other information.
Grants of Plan-Based Awards During Fiscal Year 2015
Named Executive Officer	Grant Date	Committee Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: #of Shares or Stock Units(3)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a	n/a	n/a	547,878	1,002,069
	01/15/2015	01/13/2015				4,296	8,591	17,182		249,998
	09/08/2015	09/02/2015				4,879	9,758	14,637		379,977
	09/08/2015	09/02/2015							15,635	464,985
Henrik C. Slipsager	n/a	n/a	n/a	375,060	693,861
D. Anthony Scaglione	n/a	n/a	113,277	226,553	409,608
	01/15/2015	01/13/2015				1,624	3,248	6,496		94,517
	09/08/2015	09/02/2015				1,926	3,852	5,778		149,997
	09/08/2015	09/02/2015							5,043	149,979
James S. Lusk	n/a		136,449	272,897	504,859
	01/15/2015	01/13/2015				4,829	9,657	19,314		281,019
James P. McClure	n/a	n/a	259,197	518,393	971,987
	01/15/2015	01/13/2015				6,404	12,807	25,614		372,684
	01/15/2015	01/13/2015				n/a	61,855(4)	n/a		1,799,981
	09/08/2015	09/02/2015				3,050	6,099	9,149		237,495
	09/08/2015	09/02/2015							7,985	237,474
Sarah H. McConnell	n/a	n/a	144,668	289,335	535,270
	01/15/2015	01/13/2015				4,062	8,123	16,246		236,379
	09/08/2015	09/02/2015				1,926	3,852	5,778		149,997
	09/08/2015	09/02/2015							5,043	149,979
Dean A. Chin	n/a	n/a	66,559	133,118	232,957
	01/15/2015	01/13/2015				1,649	3,298	6,596		95,972
	04/10/2015	04/03/2015				1,568	3,135	6,270		99,975
	09/08/2015	09/02/2015				512	1,024	1,536		39,875
	09/08/2015	09/02/2015							3,129	93,056
Tracy K. Price	n/a	n/a	259,197	518,393	971,987
	01/15/2015	01/13/2015				6,404	12,807	25,614		372,684
	01/15/2015	01/13/2015				n/a	61,855(4)	n/a		1,799,981
(1)
Represents the annual bonus opportunity for fiscal year 2015. The target award was calculated by multiplying each NEO’s base salary by his or her target bonus percentage. For Messrs. Salmirs and Scaglione, the target bonus and maximum bonus was a blended number due to such individual’s change in position and salary during the fiscal year. For fiscal year 2015, the maximum bonus for the CEO was approximately 183% of target; the maximum bonus for the CFO was approximately 181% of target; the maximum bonus for the Executive Vice President, General Counsel and Corporate Secretary was 185% of target; the maximum bonus for each of the other Executive Vice Presidents was 187.5% of target; and the maximum bonus for the Senior Vice President was 175%. Actual payments made for fiscal year 2015 are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)
Except as otherwise noted, represents grants of PSUs under the 2015 – 2017 Value Creation PSP and the 2015 – 2017 TSR PSP. PSUs granted under the 2015 – 2017 Value Creation PSP (granted in January 2015 and for Mr. Chin, January 2015 and April 2015) are earned based on performance during each of fiscal years 2015, 2016 and 2017 and on cumulative performance with respect to these years, with vesting of the award to occur on January 15, 2018, if the NEO is an employee of the Company on the vesting date, except that pro rata vesting may apply in certain situations, as described under “Potential Benefits on Termination.” Amounts set forth in the column “Threshold” represent the number of shares that could be earned with respect to the 2015 – 2017 Value Creation PSP if a minimum performance threshold for each performance period is achieved. No shares are earned for the applicable performance period if the minimum is not achieved. PSUs granted under the 2015 – 2017 TSR PSP (granted in September 2015) are earned based on performance

Additional Executive Compensation Information

during the period beginning November 1, 2014 ending October 31, 2017, with vesting to occur on September 8, 2018 if the NEO is an employee of the Company on the vesting date. Amounts set forth in the column “Threshold” with respect to the 2015 – 2017 TSR PSP represent the number of shares that could be earned if a minimum performance threshold is achieved. If such minimum threshold is not attained, no shares would be earned. Dividend equivalents are credited on performance shares that have been earned, subject to the same vesting conditions as the underlying award.
(3)
Represents RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2015. With respect to RSUs granted on September 8, 2015, 50% vest on the second anniversary of the grant date and 50% vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting conditions) as the underlying RSUs.

(4)
Represents retention awards eligible for vesting in October 2017, as described above under “Mr. McClure’s and Mr. Price’s Employment Agreement and Retention Awards.” Mr. Price’s retention award was forfeited upon his departure from the Company.

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Additional Executive Compensation Information

The following table shows the outstanding equity awards held by our NEOs at October 31, 2015.
Outstanding Equity Awards at 2015 Fiscal Year-End
Option Awards						Stock Awards
Named Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(9) ($)
Scott Salmirs	09/08/10(1)	4,501	0	21.49	09/08/2017	10/11/12	3,913(4)	111,129
	09/13/11(1)	6,239	0	19.09	09/13/2018	01/14/13	6,542(5)	183,793	0(6)	0
	10/11/12(1)	8,228	2,743	18.31	10/11/2019	09/06/13	2,790(4)	79,236
	09/06/13(1)	3,849	3,850	25.30	09/06/2020	01/14/14	2,245(5)	63,758	3,118(6)	88,551
						09/08/14	6,303(4)	179,005
						09/08/14	0(8)	0	2,715(8)	77,106
						01/15/15	1,024(5)	29,082	6,872(6)	195,165
						09/08/15	15,635(4)	444,034
						09/08/15	0(8)	0	9,758(8)	277,127
Henrik C. Slipsager						01/14/14	5,178(5)	147,055	7,252(6)	205,957
						09/08/14	0(8)	0	2,701(8)	76,708
D. Anthony Scaglione	10/11/12(1)	4,284	1,429	18.31	10/11/19	10/11/12	2,038(4)	57,879
	09/06/13(1)	1,887	1,887	25.30	09/06/20	01/14/13	4,124(5)	117,122	0(6)	0
						09/06/13	1,368(4)	38,851
						01/14/14	1,420(5)	40,328	1,973(6)	56,033
						09/08/14	2,384(4)	67,706
						09/08/14	0(8)	0	1,027(8)	29,167
						01/15/15	387(5)	10,991	2,597(6)	73,755
						09/08/15	5,043(4)	143,221
						09/08/15	0(8)	0	3,852(8)	109,397
James S. Lusk						01/14/14	1,977(5)	56,147	2,769(6)	78,640
						09/08/14	0(8)	0	1,415(8)	40,186
						01/15/15	159(5)	4,516	1,073(6)	30,473
James P.McClure	03/21/95(2)	0	4,000	5.63	n/a	10/11/12	5,165(4)	146,686
	12/16/97(2)	0	15,000	14.70	n/a	01/14/13	16,262(5)	461,841	0(6)	0
	03/17/98(2)	0	5,000	18.30	n/a	09/06/13	4,131(4)	117,320
	12/19/00(2)	0	5,000	15.38	n/a	01/14/14	5,603(5)	159,125	7,781(6)	220,980
	10/11/12(1)	0	8,447	18.31	10/11/19	09/08/14	6,714(4)	190,678
	09/06/13(1)	6,649	13,298	25.30	09/06/20	09/08/14	0(8)	0	6,749(8)	191,672
						01/15/15	0(7)	0	61,855(7)	1,756,682
						01/15/15	1,526(5)	43,338	10,245(6)	290,958
						09/08/15	7,985(4)	226,774
						09/08/15	0(8)	0	6,099(8)	173,212
Sarah H. McConnell	03/31/10(3)	13,148	0	21.20	03/31/17	10/11/12	1,965(4)	55,806
	09/08/10(1)	8,069	0	21.49	09/08/17	01/14/13	6,188(5)	175,739	0(6)	0
	09/13/11(1)	10,401	0	19.09	09/13/18	09/06/13	1,549(4)	43,992
	10/11/12(1)	9,642	3,215	18.31	10/11/19	01/14/14	3,552(5)	100,877	4,935(6)	140,154
	09/06/13(1)	4,986	4,987	25.30	09/06/20	09/08/14	5,961(4)	169,292
						09/08/14	0(8)	0	2,568(8)	72,931
						01/15/15	968(5)	27,491	6,497(6)	184,515
						09/08/15	5,043(4)	143,221
						09/08/15	0(8)	0	3,852(8)	109,397

Additional Executive Compensation Information

Option Awards						Stock Awards
Named Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(9) ($)
Dean A. Chin	09/13/11(1)	5,682	0	19.09	09/13/18	10/11/12	2,066(4)	58,674
	10/11/12(1)	4,343	1,448	18.31	10/11/19	01/14/13	4,167(5)	118,911	0(6)	0
	09/06/13(1)	1,858	1,858	25.30	09/06/20	09/06/13	1,347(4)	38,255
						01/14/14	1,442(5)	40,953	2,003(6)	56,885
						09/08/14	2,420(4)	68,728
						09/08/14	0(8)	0	1,042(8)	29,593
						01/15/15	393(5)	11,161	2,637(6)	74,891
						04/10/15	373(5)	10,593	2,508(6)	71,227
						09/08/15	3,129(4)	88,864
						09/08/15	0(8)	0	1,024(8)	29,082
Tracy K.Price	01/10/11(3)	0	62,189	25.84	01/10/18	01/10/11(3)	21,624(3)	614,122
	10/11/12(1)	0	8,447	18.31	10/11/19	10/11/12	5,165(4)	146,686
	09/06/13(1)	0	13,298	25.30	09/06/20	01/14/13	16,085(5)	456,814	0(6)	0
						09/06/13	4,131(4)	117,320
						01/14/14	5,555(5)	157,762	7,781(6)	220,980
						09/08/14	6,714(4)	190,678
						09/08/14	0(8)	0	6,749(8)	191,672
						01/15/15	0(7)	0	61,855(7)	1,756,682
						01/15/15	1,526(5)	43,338	10,245(6)	290,958
(1)
2006 Equity Incentive Plan. The options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.

(2)
Age-vested Options. The options become exercisable with respect to 50% of the underlying shares on the optionee’s 61st birthday, and 50% on the optionee’s 64th birthday, if still employed. Vested options expire one year after termination of employment. Mr. McClure will reach his 61st birthday on February 14, 2018 and his 64th birthday on February 14, 2021.

(3)
Special Equity Awards. On March 31, 2010, Ms. McConnell was granted options and RSUs which vest 100% on the fifth anniversary of the grant date. On January 10, 2011, Mr. Price was granted options and RSUs which vest 100% on the fifth anniversary of the grant date.

(4)
RSUs. Fifty percent of the RSUs vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2015.

(5)
Performance Shares (Earned). Amounts shown include PSU awards under the 2013, 2014 and 2015 Performance Share programs that have been “earned” (i.e., the relevant performance period has passed) but remain unvested until the vesting date. These amounts were: 9,811 for Mr. Salmirs; 5,178 for Mr. Slipsager; 5,931 for Mr. Scaglione; 2,136 for Mr. Lusk; 23,391 for Mr. McClure; 10,708 for Ms. McConnell; 6,395 for Mr. Chin; and 23,166 for Mr. Price. PSUs granted under the 2013 Fiscal Year Performance Share Program vest, to the extent earned, on January 14, 2016, PSUs granted under the 2014 Fiscal Performance Share Program vest, to the extent earned, on January 14, 2017, and PSUs granted under the 2015 Fiscal Year Performance Share Program vest, to the extent earned, on January 15, 2018.

(6)
Performance Shares (Unearned). Unearned PSUs are stated at target. PSUs will vest, to the extent earned, following the end of the applicable three-year performance period, on January 14, 2016, January 14, 2017, and January 15, 2018, as applicable.

(7)
Special Retention Awards. On January 15, 2015, Messrs. McClure and Price were granted PSUs which vest 100% on October 31, 2017, contingent upon the achievement of certain corporate financial thresholds. In the event that the performance condition is not achieved, no vesting will occur, including any pro rata vesting related to death or disability. Mr. Price’s retention award was forfeited upon his departure from the Company.

Additional Executive Compensation Information

(8)
TSR Shares (Unearned). On September 8, 2014, TSR performance shares were granted under the 2014 – 2016 Fiscal Year Performance Share Program and on September 8, 2015, TSR performance shares were granted under the 2015 – 2017 Fiscal Year Performance Share Program, each as described under the Compensation Discussion and Analysis. Unearned TSR awards are stated at target. TSR awards will vest, to the extent earned, on September 8, 2017 and September 8, 2018, respectively.

(9)
Amounts shown are based on $28.40 per share, the closing price of ABM common stock on October 30, 2015, which was the last trading day of the fiscal year.

The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2015 of stock awards previously awarded.
Option Exercises and Stock Vested in Fiscal Year 2015
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Scott Salmirs	0	0	9,461	278,059
Henrik C. Slipsager	340,261	3,578,061	32,569(2)	956,545
D. Anthony Scaglione	0	0	5,599(3)	164,620
James S. Lusk	78,335	812,156	30,087	936,870
James P. McClure	131,312	1,388,032	60,588(4)	1,880,040
Sarah H. McConnell	10,000	108,674	15,720(5)	481,943
Dean A. Chin	7,120	67,229	5,550	163,168
Tracy K. Price	69,736	659,303	20,729	609,629
(1)
Amount consists of difference between the closing price of ABM common stock on the date of exercise and the exercise price of the option, multiplied by the number of shares acquired on exercise.

(2)
Amount does not include 48,393 RSUs which vested prior to 2015 and which were deferred under ABM’s Employee Deferred Compensation Plan. These RSUs were distributed in 2015.

(3)
Amount includes 1,368 RSUs deferred under ABM’s Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

(4)
Amount includes 49,036 RSUs deferred under ABM’s Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

(5)
Amount includes 11,324 RSUs deferred under ABM’s Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

Additional Executive Compensation Information

Pension and Deferred Compensation Benefits
The following tables and accompanying footnotes and narrative describe benefits to the NEOs under the SAB, SERP and Employee Deferred Compensation Plan.
Pension Benefits at 2015 Fiscal Year-End
Named Executive Officer	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(3) ($)	Payment During Last Fiscal Year ($)
Scott Salmirs	n/a	n/a	n/a	n/a
Henrik C. Slipsager	SAB(1)	5	n/a	34,327
	SERP(2)	10	667,953	0
D. Anthony Scaglione	n/a	n/a	n/a	n/a
James S. Lusk	n/a	n/a	n/a	n/a
James P. McClure	SAB(1)	12	82,115	0
	SERP(2)	10	166,988	0
Sarah H. McConnell	n/a	n/a	n/a	n/a
Dean A. Chin	n/a	n/a	n/a	n/a
Tracy K. Price	n/a	n/a	n/a	n/a
(1)
SAB, an unfunded service award benefit plan, is a “severance pay plan” as defined in the Employee Retirement Income Security Act (“ERISA”) and covers certain qualified employees. The plan provides participants, upon termination, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002, payable in a lump sum. The amount of the payment is based on the final average W-2 compensation, up to a maximum of  $175,000, received by the participant during his or her last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance paid to the employee, cannot exceed two times the compensation received by the employee in the 12-month period preceding termination of employment. If the employee is terminated for cause, the employee forfeits any benefits payable under the plan. At the end of fiscal year 2015, 53 active employees were eligible to receive benefits under the plan.

(2)
Individuals noted participate in the SERP, an unfunded retirement plan. Vesting in the SERP occurs after ten years of eligible service. The retirement arrangements provide for monthly benefits for ten years commencing on the respective retirement dates of those executives or age 65, whichever is later. The benefits are vested pro rata during a ten-year vesting period, which began with the participant being named an officer of ABM or a subsidiary. Messrs. Slipsager and McClure are fully vested in the SERP. Effective December 31, 2002, this plan was amended to preclude new participants. When fully vested, the current SERP benefits provide the following for participating NEOs:

SERP Participant	Aggregate Payments
Henrik C. Slipsager	$1,000,000
James P. McClure	$250,000
These benefits will be paid out 1/120 per month after the later to occur of  (1) the executive’s 65th birthday or (2) the executive’s retirement.
(3)
The material assumptions used to calculate the net present value are included in Note 14, “Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in ABM’s Annual Report on Form 10-K for the year ended October 31, 2015, except for the assumed retirement age under the SAB plan which is 62, the age at which an individual is eligible for full benefits under the plan.

Additional Executive Compensation Information

Nonqualified Deferred Compensation in Fiscal Year 2015
Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Scott Salmirs	—	—	—	—	118,664(5)(6)
Henrik C. Slipsager	351,153(1)	—	11,915(3)(4)	2,013,972	2,103,304(5)(6)
D. Anthony Scaglione	142,013(1)(2)	—	—	—	338,541(5)(6)
James S. Lusk	—	—	4,729(3)(4)	—	101,331(5)(6)
James P. McClure	1,856,167(1)(2)	—	24,458(3)(4)	—	4,165,122(5)(6)
Sarah H. McConnell	524,147(1)(2)	—	14,907(3)(4)	—	1,654,675(5)(6)
Dean A. Chin	72,743(1)	—	—	—	201,127(5)(6)
Tracy K. Price	—	—	—	—	—
(1)
Cash deferrals under the Employee Deferred Compensation Plan are included in the Summary Compensation Table for each NEO. Amounts deferred during fiscal year 2015 by Mr. Slipsager were $351,153; by Mr. Scaglione were $102,005; by Mr. McClure were $315,426; by Ms. McConnell were $171,315; and by Mr. Chin were $72,743.

(2)
Includes value of deferred RSUs, granted and vested under the 2006 Equity Incentive Plan, on the date of vesting. The vesting date value for the deferred awards for Mr. Scaglione was $40,008; for Mr. McClure was $1,540,741, and for Ms. McConnell was $352,832. Grant date values for the deferred awards were reported in the Summary Compensation Table for the fiscal year in which the RSUs were granted.

(3)
Interest earned on cash deferrals under the Employee Deferred Compensation Plan. The interest rate in fiscal year 2015 averaged 2.99%. These amounts were not required to be included in the Summary Compensation Table because they are not above-market.

(4)
Includes appreciation of value of ABM stock for equity deferrals. For deferrals in 2015, stock appreciation is from the date vesting to the end of the fiscal year. For deferrals in prior years, stock appreciation is from the prior fiscal year-end. Includes dividend equivalents earned on deferred shares.

(5)
Includes amounts included in the Summary Compensation Table for prior years.

(6)
Includes fiscal year-end value of shares deferred in prior years; includes dividend equivalents earned on deferred shares.

ABM’s Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $145,000. A trust agreement was put into place in January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.
The Employee Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the Employee Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or ten annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if, upon termination, a participant wants to change his or her distribution, the change cannot be effective for at least 12 months and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%, subject to an interest rate cap equal to 120% of the long-term applicable federal rate, compounded quarterly.
Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or ten annual installments, based on earlier elections made in accordance with plan provisions.

Additional Executive Compensation Information

Potential Benefits on Termination
The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon certain terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2015, under arrangements in effect on such date. Please refer to the earlier discussion of the employment and change-in-control agreements for Messrs. Salmirs and Scaglione, and to the discussion of the amended and restated employment agreements for Messrs. McClure and Price, as well as to the separation arrangements for Messrs. Slipsager, Lusk and Price on pages 29 to 31. In light of the fact that each of Messrs. Slipsager’s, Lusk’s and Price’s employment with the Company has ended, only the table showing potential benefits on a termination without cause reflects information with respect to those NEOs.
Potential Payments upon Qualifying Terminations of Employment
Following a Change-in-Control
The following table estimates potential payments for Messrs. Salmirs, Scaglione, McClure and Chin and Ms. McConnell if there had been a change-in-control and either the executive had been terminated involuntarily or the executive had terminated employment for “good reason” effective October 31, 2015.
Named Executive Officer	Unpaid Bonus for 2015(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	760,000	3,800,000	106,078	1,767,042	6,433,120
D. Anthony Scaglione	297,500	1,445,000	21,837	763,099	2,527,436
James P. McClure	518,393	2,419,165	106,078	4,511,525	7,555,161
Sarah H. McConnell	289,335	1,543,120	11,638	1,268,531	3,112,624
Dean A. Chin	133,118	698,867	23,919	716,571	1,572,475
(1)
Amount is target bonus at fiscal year-end 2015.

(2)
Multiple of the sum of base salary and target bonus for the year in which the change-in-control occurs.

(3)
For Messrs. Salmirs and McClure, amounts are based on the terms of their employment agreements, which provide that the Company will pay $10,000 per year for ten years to be used towards the purchase of health insurance and includes estimated cost for welfare benefits for an 18-month period. For each of the other NEOs, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)
Intrinsic value is based on $28.40 per share, the closing price of ABM common stock on October 30, 2015, which was the last trading day of the fiscal year. For PSUs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)
Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2015 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2015.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs during the term of the agreement, the executive will receive the stated benefits upon involuntary termination (other than for cause) or resignation for good reason prior to the second anniversary of the change-in-control.
The stated benefits for the NEOs under the change-in-control agreements consist of:
•
lump sum payment equal a multiple of the sum of base salary and target bonus (which multiple is 2.5 for Mr. Salmirs, 1.5 for Mr. Chin, an 2.0 for the other NEOs);

•
continuation of all health benefits or reasonably equivalent benefits for 18 months following the date of termination; and

•
lump sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.

Additional Executive Compensation Information

A “change-in-control” of the Company for the NEOs occurs in any of the following scenarios:
•
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (i) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors;

•
a majority of the Board of Directors ceases to be comprised of incumbent directors;

•
a merger or similar business combination;

•
a sale of substantially all of the Company’s assets; or

•
a liquidation of the Company.

Equity grants prior to fiscal year 2006 held by the NEOs vest upon a change-in-control as defined in the applicable plan. Equity grants under our 2006 Equity Incentive Plan vest upon a change-in-control if they are not assumed by an acquirer, except that stock options vest monthly pro rata (based on the number of months of service over the vesting period) if the change-in-control occurs less than one year after the grant. Equity grants that are assumed or continued by the acquirer become fully vested if the recipient is terminated without cause within 12 months following the change-in-control.
Payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any option award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the named executive officer (the modified cap) with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition provisions.
Potential Payments upon Resignation or Retirement
The following table estimates potential payments for Messrs. Salmirs, Scaglione, McClure and Chin and Ms. McConnell if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2015.
Named Executive Officer	Unpaid Annual Bonus for 2015(1) ($)	Health Benefit Payment(2) ($)	Equity-Based Grants that Vest upon Retirement(3) ($)	Total(4) ($)
Scott Salmirs(5)	0	100,000	0	100,000
D. Anthony Scaglione(5)	0	0	0	0
James P. McClure	312,979	100,000	933,591	1,346,570
Sarah H. McConnell(5)	0	0	0	0
Dean A. Chin(5)	0	0	0	0
(1)
No bonus is payable in the event of resignation of employment. Only Mr. McClure is retirement eligible. Amount shown for Mr. McClure reflects actual bonus for 2015.

(2)
The employment agreements for Messrs. Salmirs and McClure provide that, in the event of retirement or voluntary resignation, the Company will pay $10,000 per year for ten years to be used towards the purchase of health insurance.

(3)
Intrinsic value is based on $28.40 per share, the closing price of ABM common stock on October 30, 2015, which was the last trading day of the fiscal year. Amounts shown only reflect vesting upon retirement, as unvested equity does not vest upon resignation of employment. For PSUs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(4)
Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2015 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2015.” Amounts also do not include accrued but unused vacation pay and any unpaid base salary for employment through the termination date.

Additional Executive Compensation Information

(5)
Messrs. Salmirs, Scaglione and Chin and Ms. McConnell were not retirement-eligible on October 31, 2015 and so no equity vesting upon retirement is shown for them.

RSUs and stock option grants under the 2006 Equity Incentive Plan do not vest upon voluntary termination of employment (other than retirement) and vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. Stock option grants made prior to the adoption of the 2006 Equity Incentive Plan are cancelled to the extent not vested upon such a termination of employment. An individual who retires during a performance period that has not been completed prior to retirement will receive a pro rata number of performance shares (based on the number of months of service over the performance period) on the vesting date for such performance shares, to the extent such performance shares have been achieved under applicable performance objectives.
Potential Payments upon Termination without Cause
The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause (outside of a change-in-control) effective October 31, 2015. For Messrs. Slipsager, Price and Lusk, the amounts below reflect the amounts actually received by them under their separation agreements described under the heading “CEO and CFO Succession and Other Management Transition” beginning on page 29.
Named Executive Officer	Unpaid Bonus for 2015(1) ($)	Severance Payment ($)	Health and ERISA Welfare Benefits(2) ($)	Equity Grants Vesting as a Result of Termination(3) ($)	Total(4) ($)
Scott Salmirs	760,000	3,040,000	100,000	172,436	4,072,436
Henrik C. Slipsager	112,518	3,572,000	100,000	429,426	4,213,944
D. Anthony Scaglione	297,500	1,083,750	15,978	87,729	1,484,957
James S. Lusk	81,869	1,461,946	14,814	205,982	1,764,611
James P. McClure	518,393	1,814,374	100,000	373,721	2,806,488
Sarah H. McConnell	289,335	1,157,340	5,559	219,441	1,671,675
Dean A. Chin	133,118	465,912	11,894	89,072	699,996
Tracy K. Price	518,393	1,814,374	100,000	429,272	2,862,039
(1)
Amount is target bonus at fiscal year-end 2015. For Messrs. Slipsager and Lusk, amounts shown are actual prorated bonus paid for fiscal year 2015.

(2)
For Messrs. Salmirs, Slipsager, McClure and Price, amounts are based on the terms of their employment agreements, which provide that the Company will pay $10,000 per year for ten years to be used towards the purchase of health insurance. For Mr. Scaglione and Ms. McConnell and Mr. Lusk, amount shown is estimated cost for health and welfare benefits for an 18-month period. For Mr. Chin, amount shown is estimated cost for health and welfare benefits for a 12-month period.

(3)
None of the equity awards outstanding at October 31, 2015 provides for vesting upon termination without cause other than in connection with a change-in-control and except that, performance share awards granted after December 2013 vest pro rata to the date of termination of employment, based on actual performance.

(4)
Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2015 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2015.” Amounts also do not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

Under his employment agreement, Mr. Salmirs would receive 2.0 times the sum of his base salary and target bonus and $10,000 per year for a ten-year period for health insurance if he is terminated without Just Cause prior to the expiration of the term of his employment agreement. Under the terms of their respective employment agreements and in connection with a termination by the Company without cause, Messrs. Scaglione and McClure and Ms. McConnell would each receive 1.5 times the sum of base salary plus target bonus and Mr. Chin would receive 1.0 times the sum of base salary plus target bonus. In addition, Mr. McClure would receive $10,000 per year for a ten-year period for health insurance. Messrs. Scaglione and Chin and Ms. McConnell would also receive an amount equal to the Company’s portion of medical insurance for the length of the severance period, not to exceed 18 months. Messrs. Scaglione, McClure and Chin and Ms. McConnell would also receive an amount equal

Additional Executive Compensation Information

to the executive’s target bonus, prorated based on the fraction of the fiscal year that had been completed prior to the date of termination, based on the Company’s actual performance for the entire fiscal year. See also discussion under the heading “2015—CEO and CFO Succession and Other Management Transition” beginning on page 29.
Potential Payments upon Death or Disability
The following table estimates potential payments for Messrs. Salmirs, Scaglione, McClure and Chin and Ms. McConnell if the NEO had been terminated due to death or disability on October 31, 2015.
Named Executive Officer	Unpaid Bonus for 2015(1) ($)	Company Portion of Medical Benefit(2) ($)	Equity Grants Vesting(3) ($)	Total(4)(5) ($)
Scott Salmirs	760,000	100,000	465,686	565,686
D. Anthony Scaglione	297,500	0	249,075	546,576
James P. McClure	518,393	100,000	1,412,686	2,031,079
Sarah H. McConnell	289,335	0	461,040	750,375
Dean A. Chin	133,118	0	264,219	397,337
(1)
Amount is target bonus at fiscal year-end 2015.

(2)
For Messrs. Salmirs and McClure, amounts are based on the terms of their employment agreements, which provide that the Company will pay $10,000 per year for ten years to be used towards the purchase of health insurance and that in the event Mr. Salmirs or Mr. McClure dies prior to the end of the ten-year term, the Company will pay the respective spouse $10,000 per year until the earlier of her death or the end of the ten-year term.

(3)
Intrinsic value is based on $28.40 per share, the closing price of ABM common stock on October 30, 2015, which was the last trading day of the fiscal year. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2015.

(4)
In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of  $750,000) as well as $150,000 business travel insurance coverage.’

(5)
Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2015 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2015.”

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on the number of months of service over the vesting period) in the event of death or disability. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of death or disability, except under certain plans that provide for vesting of options granted after April 19, 1999, if the optionee is at least age 64 and dies while in the service of ABM.

Audit-Related Matters

AUDIT-RELATED MATTERS
Audit Committee Report
The Audit Committee reviews ABM’s financial reporting process on behalf of the Board and selects ABM’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent, integrated audit of ABM’s consolidated financial statements and an audit of the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.
The Board adopted a written charter for the Audit Committee, which is reviewed periodically. The Charter of the Audit Committee is available on ABM’s website under “Governance” at http://investor.abm.com/governance.cfm. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of ABM’s results in its fiscal year 2015 consolidated financial statements. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2015 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. The Audit Committee also discussed with ABM’s internal auditor and independent registered public accounting firm, the overall scope and plans for their respective audits, their evaluation of ABM’s internal control over financial reporting and the overall quality of ABM’s financial reporting processes.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) standards. The Committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Committee has discussed the independent registered public accounting firm’s independence from the Company. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015.
Audit Committee
Anthony G. Fernandes, Chair
J. Philip Ferguson
Thomas M. Gartland
Luke S. Helms
Winifred Markus Webb

Audit-Related Matters

Principal Accounting Firm Fees and Services
The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2015 and 2014, and fees for other services rendered by KPMG LLP during those periods.
	2015	2014
Audit fees(1)	$4,914,923	$4,581,000
Audit-related fees(2)	166,955	221,850
Tax fees(3)	77,197	41,430
Total	$5,159,075	$4,844,280

(1)
Audit fees consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q, statutory audits and consents.

(2)
Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans, attestation reports on internal control and due diligence services.

(3)
Tax fees consisted of fees for tax compliance and consulting services.

Policy on Preapproval of Independent Registered Public Accounting Firm Services
The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were preapproved under the Audit Committee’s preapproval policy.

Proposal 1 — Election of Directors

ITEMS TO BE VOTED ON
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS
The three persons who receive a plurality of the votes cast will be elected as directors. This means that the three director nominees with the most votes are elected. Only votes “For” affect the outcome. Withheld votes do not affect the voting calculation.
Nominees for Election as Directors for a Term Expiring in 2019
Luke S. Helms	Director Since 1995	Age 72
Managing Director, Sonata Capital Group

Mr. Helms is the managing director of Sonata Capital Group, a privately owned, registered investment advisory firm, a position held since June 2000. Previously, Mr. Helms served as vice chairman of KeyBank from April 1998 to March 2000 and held various senior executive positions at Bank of America Corporation, including vice chairman from May 1993 to October 1998. He also served as president of Seafirst Bank from November 1987 to September 1990 and chief executive officer from September 1990 to May 1993. Mr. Helms was a director of Lifelock, Inc., a privately owned company, from 2007 to 2008 and has served as a director of Manulife Financial Corporation since 2007.
Mr. Helms’ qualifications to serve on our board include his extensive business, operational and financial experience gained from working in the investment and banking industry, as well as his public company board experience. Mr. Helms brings valuable operations, corporate strategy, risk management, capital markets, financial, mergers and acquisitions, sales and marketing, global operations and public company board experience to the Board.

Sudhakar Kesavan	Director Since 2012	Age 61
Chairman and Chief Executive Officer, ICF International

Mr. Kesavan is chairman and chief executive officer of ICF International, a public company that is a leading provider of consulting services and technology solutions to government and commercial clients, a position held since 1999. He has also been a director of ICF International since June 1999. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser, from 1997 to 1999. Mr. Kesavan serves as chair of the Northern Virginia Technology Council. He also serves as board member emeritus of the Rainforest Alliance, a New York-based non-profit environmental organization and on the board of Inova Health Systems, a not-for-profit healthcare system based in Northern Virginia.
Mr. Kesavan’s qualifications to serve on our board include his leadership and operational experience gained from serving as a Chief Executive Officer and director of another public company. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, and operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

Proposal 1 — Election of Directors

Lauralee E. Martin	Director Since 2015	Age 65
Chief Executive Officer and President, HCP, Inc.

Ms. Martin is the chief executive officer and president of HCP, Inc., a real estate investment trust focusing on properties serving the healthcare industry, a position she has held since October 2013. Ms. Martin also serves as a member of HCP, Inc.’s board of directors. Prior to joining HCP in October 2013, Ms. Martin was employed by Jones Lang LaSalle Incorporated, one of the world’s leading real estate services and money management firms, in various high-level capacities, including as chief executive officer, Americas beginning in January 2013. Prior to that, she was executive vice president and chief financial officer since January 2002, and was appointed to the additional position of chief operating officer in January 2005. Ms. Martin served on its Board of Directors from 2005 until May 2013. Ms. Martin previously held positions with Heller Financial as its chief financial officer, senior group president — Heller Financial Real Estate, Equipment Financing and Small Business Lending and served as president of its Real Estate group. Ms. Martin was also a member of the Heller Financial Board of Directors. Ms. Martin has served on the Board of Kaiser Aluminum Corporation since 2013, and previously served as a director of KeyCorp, from 2003 through 2010, and of Gables Residential Trust, from 1994 through 2005. Ms. Martin serves as a trustee of the Urban Land Institute.
Ms. Martin’s qualifications to serve on our Board include her leadership and management experience gained from her positions as a chief executive officer, chief financial officer and chief operating officer. Ms. Martin brings valuable knowledge to our board in all aspects of corporate financial and operational matters, including the oversight of complex financial, accounting and corporate infrastructure functions, evaluation of acquisition opportunities and investor relations. Her service as a member of the boards of directors of two other public companies has contributed to her expertise in corporate governance matters.

Directors Whose Terms Expire in 2018
Linda Chavez	Director Since 1997	Age 68
President, Becoming American Institute

Ms. Chavez is the president of the Becoming American Institute, a position she has held since 2014. Additionally, she is founder and chairman of the Center for Equal Opportunity, a position she has held since January 2006. Prior to her appointment as chairman, Ms. Chavez served as president of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez was a director of Pilgrim’s Pride Corporation from 2004 to 2008, where she served on the audit committee. Previously, she was a director of Greyhound Lines, Inc. from 1995 to 1999, when it was acquired by another company. Ms. Chavez has held numerous appointed positions, including chief executive officer of the National Commission on Migrant Education from 1988 to 1992, chief executive officer of the U.S. Commission on Civil Rights from 1983 to 1985, and White House Director of Public Liaison in 1985. In 1992, she was elected by the United Nations Commission on Human Rights to serve a four-year term as U.S. Expert to the U.N. Sub-Commission on the Prevention of Discrimination and Protection of Minorities. She is a 2006 graduate of the UCLA Anderson Graduate School of Management Director Training and Certification Program and served on the advisory board of the Outstanding Directors Exchange in 2008 and 2009. Ms. Chavez serves on the board of Research Electro-Optics, a privately held company. Ms. Chavez also serves or has served on numerous nonprofit boards, including the Campaign to Prevent Teen and Unplanned Pregnancies, and she is an author and nationally syndicated columnist and television commentator and writes extensively about public policy issues.
Ms. Chavez’s qualifications to serve on our board include her extensive knowledge of and experience in government relations and her leadership skills and corporate governance experience gained during her service as a public company director and her involvement with nonprofit organizations. Ms. Chavez brings valuable public company board experience, compensation expertise, financial experience, public policy experience, and government and government relations experience to our Board.

Proposal 1 — Election of Directors

J. Philip Ferguson	Director Since 2009	Age 70
Former Vice Chairman, University of Texas Investment Management Company

Mr. Ferguson has spent 45 years in the investment management business, currently serving on the board of managers of Salient Partners, on the investment committee for Silver Ventures and Houston Endowment, Inc., and as non-executive chair of the investment committee of Ascendant Advisors. Mr. Ferguson served until April 2012 on the board of directors of the University of Texas Investment Management Company (UTIMCO), a position he held since August 2003. He chaired the UTIMCO compensation committee and served on its risk and policy committees. Mr. Ferguson also serves on the advisory committee of the MBA Investment Fund at the McCombs School of Business at the University of Texas-Austin, a position held since March 2005, and is vice-chair of the University of Texas Health Science Center Development Board. Mr. Ferguson held various executive positions with AIM Capital Management, Inc. (now Invesco) from 2000 to 2007, serving most recently as president and chief investment officer. Previously, he held senior positions at several investment management firms, including: managing partner at Beutel, Goodman & Company; senior vice president at Lehman Brothers, Inc.; and vice president of Goldman, Sachs & Company. Mr. Ferguson also serves or has served on various investment and civic boards, including the Investment Adviser Association, Museum of Fine Arts, Houston, and on the Chancellor’s Advisory Council, Texas Christian University.
Mr. Ferguson’s qualifications to serve on our board include his extensive business and financial experience gained from working in the investment industry for 45 years. Mr. Ferguson brings valuable operations, mergers and acquisitions, sales and marketing, government and government relations, compensation, strategic transactions, investor relations and public company board experience to our Board.

Scott Salmirs	Director Since 2015	Age 53
President and Chief Executive Officer, ABM Industries Incorporated

Mr. Salmirs is president and chief executive officer of the Company, a position held since March 2015. Previously, he served as executive vice president of the Company from September 2014 to March 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services —  Northeast from 2003 to December 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company, Lehman Brothers, Inc., and CBRE. Mr. Salmirs also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teen drug users, and is a founding board member of Donate Eight, a nonprofit group associated with the New York Organ Donor Network.
Mr. Salmirs’ qualifications to serve on our board include his experience in the facility services industry, and his knowledge and perspective of the Company as its President and Chief Executive Officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

Proposal 1 — Election of Directors

Directors Whose Terms Expire in 2017
Anthony G. Fernandes	Director Since 2007	Age 70
Former Chairman, Chief Executive Officer and President of Philip Services Corporation

Mr. Fernandes served as chairman, chief executive officer and president of Philip Services Corporation from August 1999 to April 2002. Prior to joining Philip Services Corporation, Mr. Fernandes had a 30-year career with the Atlantic Richfield Company (ARCO), serving as executive vice president and director of ARCO from 1994 to 1999; president of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994, and corporate controller of ARCO from 1987 to 1990. He was a member of the ARCO board of directors and chairman of ARCO Chemical Company, a NYSE company 80% owned by ARCO. From 2003 to 2007, he was a director of Tower Automotive, Inc. He also currently serves as a director of Baker Hughes Incorporated, Cytec Industries, Black and Veatch Corporation, and Envirosystems, Inc., a privately-held Canadian company.
Mr. Fernandes’ qualifications to serve on our board include his leadership and management experience as a chief executive officer, his experience as a senior financial officer, and his experience as a director of other public companies. Mr. Fernandes brings valuable operations, compensation, public company board, leadership, financial management, mergers and acquisitions and global operations experience to the Board.

Thomas M. Gartland	Director Since 2015	Age 58
Former President, North America of Avis Budget Group, Inc.

Mr. Gartland retired in December 2014 from his role as president, North America for Avis Budget Group, Inc., a publicly traded leading global provider of vehicle rental services, a position he held from October 2011 to December 2014. Previously, he was executive vice president, sales, marketing and customer care at Avis Budget Group, Inc. from April 2008 to October 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland serves on the board of directors of Xenia Hotels & Resorts, Inc., a publicly traded, self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels.
Mr. Gartland’s qualifications to serve on our board include his extensive experience in senior executive positions at major, multinational companies, including sales, operations, financial management, leadership and acquisitions. He also brings public company board experience to our Board.

Proposal 1 — Election of Directors

Maryellen C. Herringer	Director Since 1993	Age 72
Non-Executive Chairman of the Board, ABM Industries Incorporated

Ms. Herringer is retired executive vice president, general counsel and secretary of APL Limited. She held various executive positions with APL Limited, an international provider of transportation and logistics, from 1991 to 1997 and was responsible at various times for overseeing functions including legal, risk management, corporate communications, human resources, internal audit, tax and community affairs. Prior to joining APL Limited, Ms. Herringer was a partner in the international law firm of Morrison & Foerster from 1989 to 1991. From 1981 to 1989, Ms. Herringer held various positions at Transamerica Corporation (insurance and financial services), including vice president and general counsel from 1981 to 1983 and senior vice president and general counsel from 1983 to 1989. Ms. Herringer serves as a director of PG&E Corporation and Pacific Gas and Electric Company, a subsidiary of PG&E Corporation, and is chair of such companies’ nominating and governance committees and serves on their audit and compensation committees. She served as interim lead director of PG&E Corporation and Pacific Gas and Electric Company and interim non-executive Chairman of the Board of Pacific Gas & Electric Company from May to September 2011. Ms. Herringer currently is a member of the Board of Trustees of Mills College, Vassar College and the San Francisco Museum of Modern Art and has served on the boards of numerous educational institutions and not-for-profit organizations. She is also a former chair of the Business Law Section of the State Bar of California.
Ms. Herringer’s qualifications to serve on our Board include her leadership, business, legal, and management skills developed as an executive and a director of, and legal counsel to, other large public companies. Ms. Herringer brings valuable compensation, legal, corporate governance, financial, risk management, internal audit, corporate transactional, public company board, government and government relations, global operations and mergers and acquisitions experience to our Board.

Winifred Markus Webb	Director Since 2014	Age 57
Chief Executive Officer, Kestrel Corporate Advisors

Ms. Webb is chief executive officer of Kestrel Corporate Advisors, a position she has held since February 2013. From January 2010 to January 2013, she was managing director for Tennenbaum Capital Partners, LLC. Ms. Webb was a member of the corporate executive team as chief communications and investor relations officer and senior advisor for Ticketmaster Entertainment Inc. from April 2008 to January 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, primarily as corporate senior vice president of investor relations and shareholder services responsible for overseeing Disney’s strategic financial communications worldwide and governance outreach. She was also executive director for The Walt Disney Company Foundation. Her previous roles included investment banking positions with PaineWebber Inc. and Lehman Brothers Kuhn Loeb. A member of the board of directors of publicly traded TiVo Inc. from 2016 and of Jack in the Box Inc. from 2008 to 2014 and nonprofit PetSmart Charities, Inc. from 2014 to 2016, Ms. Webb also serves on the board of 9 Spokes International Limited. Ms. Webb is an NACD Board Leadership Fellow, the highest level of credentialing for corporate directors offered by The National Association of Corporate Directors.
Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies and her experience in the global financial services industry. Ms. Webb brings valuable operations, public company board, finance, investor relations, communications, media and public relations, treasury, corporate governance, sales and marketing, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

Proposal 2 — Ratification of
Independent Registered Public Accounting Firm

PROPOSAL 2 — RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2
The Audit Committee has selected KPMG LLP, a registered public accounting firm and ABM’s independent registered public accounting firm for fiscal year 2015, as ABM’s independent registered public accounting firm for the fiscal year ending October 31, 2016.
The Board is asking shareholders to ratify the selection of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2016. Although current law, rules and regulations as well as the Charter of the Audit Committee require that ABM’s independent registered public accounting firm be selected and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. In the event that this selection of the independent registered public accounting firm is not ratified by shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm. Representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
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Proposal 3 — Advisory Vote to
Approve Executive Compensation

PROPOSAL 3 — ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3
The Company asks that you indicate your support for our executive compensation policies and practices as described in the Company’s Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. Your vote is advisory and so will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal (but excluding abstentions) will be considered as an approval of the proposal. The next non-binding advisory vote to approve executive compensation will occur at our 2017 Annual Meeting of Shareholders.
One of the key principles underlying our Compensation Committee’s compensation philosophy is pay for performance. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders. Please refer to the section of this proxy statement entitled “Executive Compensation” for a detailed discussion of our executive compensation practices and philosophy.
The Board of Directors recommends a vote FOR the following resolution:
RESOLVED — that the shareholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2016 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.
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Proposal 4 — Approve Amendment of
the 2004 Employee Stock Purchase Plan

PROPOSAL 4 — APPROVAL OF INCREASE IN SHARES UNDER
THE 2004 EMPLOYEE STOCK PURCHASE PLAN
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4
The Company’s shareholders are being asked to approve an increase in the number of shares available under the Company’s 2004 Employee Stock Purchase Plan (ESPP) by 1,000,000 shares. The ESPP allows employees to purchase shares of the Company’s Common Stock through payroll deductions.
The Board of Directors adopted the amendment to increase the shares under the ESPP on January 12, 2016, subject to shareholder approval. The following description of the ESPP as currently in effect is a summary, does not purport to be complete and is qualified in its entirety by the full text of the ESPP.
Summary of the ESPP
The purpose of the ESPP is to provide employees of the Company and its domestic subsidiaries with an opportunity to purchase the Company’s Common Stock on a tax-advantaged basis at a discount from the prevailing fair market value of the Company’s stock, and thus have an additional incentive to contribute to the success of the Company. It is intended that the ESPP satisfy the requirements of Section 423 of the Internal Revenue Code.
Number of Shares under the ESPP
Prior to the requested increase, a total of 3,000,000 shares of the Company’s Common Stock have been reserved under the ESPP since its inception. As of December 31, 2015, there were 241,148 shares remaining available for issuance. The Company is requesting an additional 1,000,000 shares under the ESPP, which would be approximately 1.8% of the Company’s shares outstanding as of December 31, 2015.
Administration
The Compensation Committee of the Board of Directors has appointed the Administrative Committee, a committee comprised solely of officers of the Company or its domestic subsidiaries, to administer the ESPP. The Administrative Committee has full power to interpret the ESPP, and its decisions are final and binding upon all participants.
Term
The Board of Directors may terminate, suspend or amend the ESPP at any time, except that shareholder approval would be required to increase the shares available under the ESPP, and no amendment can be made that would decrease the purchase price below the lower of 85% of the fair market value of common stock as of the beginning of an offering period or 85% of the fair market value of common stock as of the applicable purchase date, or to cause an offering period to be longer than 27 months. The ESPP is scheduled to expire in 2024.
Eligibility
Generally, all employees of the Company and its domestic subsidiaries are eligible to participate in the ESPP. No employee who owns 5% or more of either the voting power or the value of all classes of stock of the Company may participate in the ESPP. In addition, no employee may purchase shares which exceed $25,000 in fair market value in any calendar year under the ESPP. As of December 31, 2015, there were approximately 112,000 employees eligible to participate in the ESPP.
Participation
An employee may join the ESPP by authorizing after-tax payroll contributions to be deducted from gross wages. The deduction may not exceed 10% of the employee’s cash compensation. A participant’s right to participate in the ESPP ends when the participant’s employment ends.
The ESPP has monthly offering periods. Each participant is granted a right to purchase shares of Common Stock of the Company during offering periods of one month in duration commencing on the first day of each month in each calendar year. The right will generally expire at the end of the offering period or upon termination of employment, whichever is earlier. The last day of each offering period is the purchase date.

Proposal 4 — Approve Amendment of
the 2004 Employee Stock Purchase Plan

Purchases
Under the ESPP, shares will be purchased at a price equal to 95% of the fair market value of one share of Common Stock on the day on which the shares are purchased. On December 31, 2015, the closing price for the Common Stock of the Company was $28.47 per share. The number of shares of Common Stock that a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. Shares purchased pursuant to the ESPP are subject to a minimum holding period of six months following purchase before sale of the shares shall be permitted.
Termination of Employment
If a participant retires, dies or terminates employment other than on the last working day of a month, no payroll deduction shall be taken from any pay due and owing to him or her at such date. The balance in the participant’s account shall be paid to the participant, or, in the event of death, to the participant’s beneficiaries.
Adjustments upon Changes in Capitalization, Merger or Sale of Assets
Upon occurrence of a “split” of outstanding shares of the Company’s Common Stock, the payment of a stock dividend or a consolidation of shares of the Company’s Common Stock, the number of shares of Common Stock reserved for issuance under the ESPP, the maximum number of shares available for purchase under the ESPP and the shares covered by outstanding grants to participants shall be adjusted proportionately, and the purchase price for each participant shall be adjusted proportionally. In the event of any other change affecting the Company’s Common Stock, the Board of Directors shall make such adjustment as may be deemed equitable by the Board.
Participation Elections
A participant may increase or decrease his or her payroll deduction by filing a new payroll deduction authorization form. The new payroll deduction form becomes effective on the first day of the next month following receipt of the form. A payroll deduction may be increased only once and decreased only once during an offering period. A participant may draw out the balance accumulated in his or her account at any time, and thereby withdraw from the offering. The participant may not thereafter participate during the remainder of the offering period. Partial withdrawals are not permitted.
New Plan Benefits
Because benefits under the ESPP depend on employees’ elections to participate and the fair market value of Company shares at various future dates, it is not possible to determine future benefits that will be received by participants in the plan. Under the terms of the ESPP, an eligible employee who participates in the plan may not purchase more than $25,000 worth of shares in any calendar year. Non-employee directors are not eligible to participate in the ESPP.
U.S. Federal Income Tax Consequences
The ESPP, and the right of participants to make purchases thereunder, should qualify for treatment under the provisions of Section 423 of the Internal Revenue Code. Under those provisions, no income will be taxable to a participant for United States federal income tax purposes until the shares purchased under the ESPP are sold or otherwise disposed of.
Upon the sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than one year after the purchase date and two years or more from the applicable offering date, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 5% of the fair market value of the shares on the last trading day of their purchase period. Any additional gain should be treated as long-term capital gain. If the sale price is less than the purchase price, then the participant will not recognize any ordinary income and such excess will be treated as a long-term capital loss.

Proposal 4 — Approve Amendment of
the 2004 Employee Stock Purchase Plan

If the shares are sold or otherwise disposed of before the expiration of the one-year or two-year holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.
The Company is entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed by the Company.
The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option to purchase shares and ending with the disposition of the Common Stock acquired through the exercise of the option. Different or additional rules may apply with respect to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.
[Intentionally left blank]

Equity Compensation Plan Information
Section 16(a) Reporting Compliance

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,105,267(1)	$19.69(2)	2,552,223(3)
Equity compensation plans not approved by shareholders	0	n/a	0
TOTAL	3,105,267	$19.69	2,552,223
(1)
Includes 1,255,903 and 1,076,627 shares that may be issued to settle outstanding restricted stock units and performance share units, respectively.

(2)
The weighted average exercise price in column (b) does not take into account the awards in note (1) above, which do not have an exercise price.

(3)
Includes 241,148 shares available for issuance under the Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that since the beginning of fiscal year 2015, all forms required to be filed by its executive officers and directors under Section 16(a) were filed on a timely basis.

Security Ownership of
Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2015, by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of December 31, 2015. Except as noted, each person has sole voting and investment power over the shares shown in the table.
Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Bank of America Corporation(2) directly and on behalf of certain subsidiaries
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	3,146,589	5.62%
BlackRock, Inc.(3)
55 East 52nd Street New York, NY 10022	5,455,684	9.73%
Vanguard Group, Inc.(4)
100 Vanguard Blvd. Malvern, PA 19355	3,907,717	6.98%
(1)
Based on a total of 56,013,281 shares of ABM common stock outstanding as of December 31, 2015.

(2)
Share ownership is as of December 31, 2014. Based on a Schedule 13G filed by Bank of America Corporation (Bank of America) with the Securities and Exchange Commission on February 17, 2015. Bank of America indicated in the filing shared voting power over 3,088,449 shares and shared dispositive power for all shares.

(3)
Share ownership is as of December 31, 2015. Based on a Schedule 13G filed by BlackRock, Inc. (BlackRock) with the Securities and Exchange Commission on January 25, 2016. BlackRock indicated in the filing sole voting power over 5,294,533 shares and sole dispositive power for all shares.

(4)
Share ownership is as of December 31, 2014. Based on a Schedule 13G filed by The Vanguard Group (Vanguard) with the Securities and Exchange Commission on February 10, 2015. Vanguard indicated in the filing sole voting power over 79,825 shares, sole dispositive power over 3,832,492 shares and shared dispositive power over 75,225 shares.

Security Ownership of
Certain Beneficial Owners

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2015, by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.
Name(1)	Direct Shares	Total Shares(2)	% of Total Outstanding
Dean A. Chin	7,239	30,452	*
Linda Chavez	2,858	17,665	*
David L. Farwell	29,348	52,945	*
J. Philip Ferguson	22,829	30,451	*
Anthony G. Fernandes	1,847	35,915	*
Thomas M. Gartland	0	1,293	*
Luke S. Helms	54,656	79,949	*
Maryellen C. Herringer	112,773	150,018	*
Sudhakar Kesavan	6,210	13,832	*
James S. Lusk	32,033	35,566(3)	*
Lauralee E. Martin	0	1,293	*
James P. McClure	0	111,928	*
Sarah H. McConnell	16,042	105,161	*
Tracy K. Price	17,295	17,295(3)	*
Scott Salmirs	9,532	66,680	*
D. Anthony Scaglione	7,675	28,400	*
Henrik C. Slipsager	91,575	148,684(3)	*
William W. Steele	156,621	191,224(4)	*
Winifred Markus Webb	0	4,442	*
Executive officers and directors as a group (19 persons)(5)	568,533	1,123,192	2.0%
*
Does not exceed 1% of the common shares outstanding.

(1)
Unless otherwise indicated, the address of each of the beneficial owners is ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, NY 10176.

(2)
Includes unvested RSUs; vested RSUs, the receipt of which has been deferred; earned performance shares; and vested stock options exercisable on or within sixty days of December 31, 2015.

(3)
Based on most recently filed Form 4 for each such former executive officer.

(4)
Includes 19,445 shares of ABM common shares held in a trust for his son. Mr. Steele disclaims beneficial ownership of the shares held by the trust.

(5)
Includes those persons who were executive officers and directors on December 31, 2015.

Other Matters
2017 Annual Meeting of Shareholders

OTHER MATTERS
As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2016 Annual Meeting. If other matters properly come before the Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) under the Securities Exchange Act.
2017 ANNUAL MEETING OF
SHAREHOLDERS
Shareholder proposals intended for inclusion in the 2017 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act must be directed to the Corporate Secretary, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176, and must be received by October 8, 2016. ABM’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Securities Exchange Act must be submitted, in accordance with requirements of the Bylaws, not later than December 9, 2016 and not earlier than November 9, 2016.

APPENDIX A
ABM INDUSTRIES INCORPORATED
2004 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED MARCH 9, 2016
The purpose of this Amended and Restated 2004 Employee Stock Purchase Plan (the Plan) is to provide employees the opportunity to purchase shares of the common stock of ABM Industries Incorporated (Shares) through annual offerings to be made until March 5, 2024. The 2004 Employee Stock Purchase was last approved by stockholders on March 5, 2014 (the “Effective Date”). An aggregate of 4,000,000 Shares may be issued under the Plan from the Effective Date. The Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code and its provisions shall be interpreted in a manner consistent with this intent.
1. ELIGIBILITY.
Only employees of ABM Industries Incorporated (the Corporation) and its domestic subsidiary corporations will be eligible to participate in the Plan. All such employees who are employees on the first day of the applicable Offering Period (as defined below) will be eligible to participate, except employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation and any current or future parent and/or subsidiary corporation(s) of the Corporation. An employee shall be considered as owning stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.
2. OFFERINGS.
The Plan shall be implemented by granting eligible employees an Offering during offering periods (each such period being referred to herein as an Offering Period) one month in duration commencing on first day of each month in each calendar year.
3. PARTICIPATION.
(a) An employee eligible on the first day of the Offering Period (the Offering Date) of any Offering may participate in such Offering by completing and forwarding a Payroll Deduction Authorization for Purchase of ABM Stock form (Payroll Deduction Authorization Form) to the Payroll Department at such employee’s branch location on or before the Offering Date. The form will authorize a regular payroll deduction from the employee’s compensation.
(b) Unless otherwise indicated, a participating employee shall automatically participate in the first Offering which commences immediately after the expiration of each Offering in which such employee acquires Shares upon expiration of the Offering Period. A participating employee is not required to file an additional Payroll Deduction Authorization Form in order to automatically participate therein. Unless otherwise indicated in an additional Payroll Deduction Authorization Form, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering shall equal the rate applicable to the previously expired Offering.
4. DEDUCTIONS.
The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a regular payroll deduction with a minimum of 1% of Compensation up to a maximum of 10% of the Compensation he or she receives during the Offering Period specified for the Offering (or during such portion thereof as he or she may elect to participate).
5. DEDUCTION CHANGES.
An employee may increase or decrease his or her payroll deduction by filing a new Payroll Deduction Authorization Form, which will become effective on the first day of the next Offering Period after receipt of the form.

6. WITHDRAWAL OF FUNDS.
An employee may at any time and for any reason draw out the balance accumulated in his or her account, and thereby withdraw from participation in an Offering. The employee may not thereafter participate during the remainder of the Offering Period specified for the Offering. Partial withdrawals will not be permitted.
7. PURCHASE OF SHARES.
(a) Each employee participating in any Offering under this Plan will be granted, upon the Offering Date of such Offering, a right to purchase as many Shares as he or she may elect to purchase for up to 10% of Compensation received during the specified Offering Period to be paid by regular payroll deductions during such period.
(b) The Purchase Price for each Share purchased under any Offering Period will be 95% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan.
(c) At any time, the Board of Directors of the Corporation (the Board) reserves the right to further increase the Purchase Price for each Share under this Plan in the event of changes in the rules for financial reporting as set forth by the Financial Accounting Standards Board, the Securities and Exchange Commission, and/or the New York Stock Exchange.
(d) As of the last day of any Offering Period, the account of each participating employee shall be totaled and the employee shall be deemed to have exercised his or her right to purchase Shares at the applicable price in effect on the last trading day of the applicable month. Such purchase shall be for the lesser of  (i) the number of full Shares purchasable with the funds in his or her account at such price or (ii) the maximum number of Shares which may be purchased by the employee in the Offering (as determined pursuant to Section 8). The employee’s account shall be charged for the amount of the purchase, and a book entry shall be credited on the books and records of the Corporation for the Shares so purchased.
(e) Payroll deductions may be made under each Offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for each such Offering. Any balance in an employee’s account which is not used to purchase Shares because of the application of the maximum Share limitation as determined pursuant to Section 8, shall be returned to the participating employee.
8. LIMITATION ON PURCHASE OF SHARES.
Anything contained in this Plan notwithstanding, no employee may be granted a right to purchase which permits such employee’s rights to purchase stock under all employee stock purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time. For this purpose (a) the right to purchase stock accrues when such right (or any portion thereof) first becomes exercisable during the calendar year; (b) the right to purchase stock accrues at the rate provided in the Offering, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such right to purchase is granted) for any one calendar year; and (c) a right to purchase which has accrued under one Offering may not be carried over to any other Offering.
9. RESTRICTION ON SALE OF SHARES.
Shares purchased pursuant to this Plan are subject to a minimum holding period of six months following purchase before sale of such Shares shall be permitted. All certificated Shares issued pursuant to a purchase under this Plan shall bear a legend stating this minimum holding period.
10. BOOK ENTRIES.
Book entries shall be credited on the books and records of the Corporation for the Shares purchased only in the name of the employee, or if he or she so indicated on his or her Payroll Deduction Authorization Form, jointly with a member of his or her family with rights of survivorship.
11. DEFINITIONS.
“Compensation” means all cash compensation.
“Code” means the Internal Revenue Code of 1986, as amended.

“Fair Market Value” means the average of the high and low prices of the Corporation’s Common Stock composite transactions on the New York Stock Exchange on the applicable day, or if no sales were made on that day, the average of the high and low prices on the next preceding day on which sales are made.
“Parent corporation” means a corporation described in Section 424(e) of the Code.
“Subsidiary corporation” means a corporation described in Section 424(f) of the Code.
12. RIGHTS AS A STOCKHOLDER.
None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under this Plan unless and until a book entry has been credited on the books and records of the Corporation for the Shares purchased.
13. RIGHT ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT.
In the event of a participating employee’s retirement, death, or termination of employment other than on the last working day of a month, no payroll deduction shall be taken from any pay due or owing to him or her at such time. The balance in the participating employee’s account shall be paid to the employee, or, in the event of death, to his or her surviving spouse, or if none to the participating employee’s surviving children in equal shares, or if none to the participating employee’s parents, or if none to the participating employee’s estate.
14. RIGHTS NOT TRANSFERABLE.
Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only.
15. APPLICATION OF FUNDS.
Funds received or held by the Corporation under this Plan may be used for any corporate purpose.
16. ADJUSTMENT IN CASE OF CHANGES AFFECTING THE STOCK.
In the event of a “split” of outstanding Shares, the payment of a stock dividend or a consolidation of Shares, the number of Shares reserved or authorized to be reserved under this Plan, the maximum number of Shares available for purchase under the Plan as provided in Section 8, and the Shares covered by outstanding grants to participating employees, shall be adjusted proportionately, and the Purchase Price for each participant at such time shall be adjusted proportionately, and such other adjustment shall be made as may be deemed equitable by the Board. In the event of any other change affecting the Corporation’s Common Stock, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.
17. AMENDMENT OF THE PLAN.
The Board may at any time, or from time to time, amend this Plan in any respect, except that (i) to the extent required to maintain this Plan’s qualifications under Section 423 of the Code, any such amendment shall be subject to stockholder approval and (ii) no amendment may cause the Purchase Price to be less than the lesser of 85% of the fair market value of a Share at the start of an Offering Period or 85% of the fair market value of a Share as of the purchase date or cause any Offering Period to be longer than 27 months.
18. TERMINATION OF THE PLAN.
This Plan and all rights of employees under any Offering hereunder shall terminate:
(a) on the day that participating employees become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares so purchasable is greater than the Shares available, Shares shall be allocated on a pro rata basis among such participating employees; or
(b) at any time, at the discretion of the Board.
No Offering hereunder shall be made under which the Offering Period shall extend beyond March 5, 2024. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

19. ADMINISTRATION.
The Plan will be administered by the Compensation Committee of the Board (the Committee) or its authorized delegate. The Committee will have authority to make rules and regulations for the administration of the Plan. Its interpretations and decisions with regard thereto shall be final and conclusive.
20. GOVERNMENTAL REGULATIONS.
The Corporation’s obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ABM INDUSTRIES INCORPORATED 551 5TH AVENUE SUITE 300 NEW YORK, NY 10176 M98968-P72319 ABM INDUSTRIES INCORPORATED Withhold All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except For All The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Luke S. Helms 02) Sudhakar Kesavan 03) Lauralee E. Martin The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. Proposal to ratify the selection of KPMG LLP as ABM Industries Incorporated's independent registered public accounting firm for fiscal year 2016. 3. Proposal to approve, by advisory vote, executive compensation. 4. Proposal to amend the 2004 Employee Stock Purchase Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2015 and the ABM 2015 Annual Report to Shareholders are available at www.proxyvote.com.M98969-P72319 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THEANNUAL MEETING OF SHAREHOLDERSTO BE HELD ONMARCH 9, 2016 The undersigned hereby appoints Anthony G. Fernandes, Thomas M. Gartland, and Maryellen C. Herringer and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ABM to be held on March 9, 2016, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPEContinued and to be signed on reverse side